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                                                                    Exhibit 10.1


                                 LEASE AGREEMENT

        THIS LEASE AGREEMENT ("Lease"), dated as of April 10, 2000, is made by and between KAISER ALUMINUM & CHEMICAL CORPORATION, through its agent, KAISER CENTER, INC. ("Landlord") and VERSATA, INC., a Delaware corporation ("Tenant"). Landlord is the prime subtenant of the premises under a master lease (the "Master Lease"), and this Lease constitutes a sublease of the premises by Landlord to Tenant.

1.      PREMISES

        1.01 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to the agreements, conditions and provisions set forth in this Lease, space on floors twelve (12), thirteen (13), fourteen (14) and fifteen
(15) (the "Premises") in the tower located on the city block bounded by Webster, 20th, 21st and Harrison Streets in Oakland, California (the "Building"). The Premises, as more particularly described in Exhibit A, consists of approximately 99,228 rentable square feet, calculated according to BOMA standards as set forth in the Building Owners and Managers Association Standard Method for Measuring Floor Area in Office Buildings (August 1990 edition).

        1.02 Tenant shall have the right to use and enjoy, throughout the term of this Lease, the elevator lobbies, corridors, sidewalks, elevators, stairways, and other public areas of the Building (the "Common Areas"). The Common Areas shall be subject to the exclusive control and management of Landlord. Landlord, in its sole discretion, may from time to time alter, eliminate, relocate or reserve for private use any of the Common Areas. In addition, Landlord may temporarily close or restrict the use of any Common Areas for repairs or other purposes. Changes in the Common Areas may be made by Landlord without liability to Tenant and without affecting Tenant's obligations under this Lease so long as Tenant's normal use of the Premises is not unreasonably impaired.

        1.03 Master Lease. Landlord represents and warrants to Tenant that: (i) to the Landlord's knowledge, the Master Lease is in full force and effect, (ii) neither the Landlord, as tenant, or the landlord, as landlord, under the Master Lease is in default thereunder, nor, to Landlord's knowledge, is there any current set of circumstances which, with notice and the passage of time, would be an event of default under the Master Lease, and (iii) this Lease does not violate the terms of the Master Lease, nor is the consent of the landlord thereunder necessary, or, if such consent is necessary, it has been obtained. Landlord agrees that, during the Term of this Lease, Landlord shall: (a) only terminate, assign, amend or modify the Master Lease in such a manner so as not to materially and adversely affect Tenant's rights under this Lease (Landlord and Tenant acknowledge that a reduction of the term of the Master Lease would materially and adversely affect Tenant's rights under this Lease); and (b) perform all of Landlord's obligations as tenant under the Master Lease.

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2.      TERM AND POSSESSION

        2.01 Term. The Premises are leased to Tenant for the term (the "Term") commencing on the Commencement Date set forth as follows, through the Expiration Date set forth in Section 2.02 below:

         ----------------------------------------------------------
                Floor                  Commencement Date
         ----------------------------------------------------------
                 12                     August 15, 2000
         ----------------------------------------------------------
                 13                     January 1, 2001
         ----------------------------------------------------------
                 14                     August 15, 2000
         ----------------------------------------------------------
                 15                     August 15, 2000
         ----------------------------------------------------------

               The Commencement Dates set forth above shall be postponed by the exact number of days thereafter on which occurs any Landlord's Delays or Force Majeure Event (as defined in the Work Letter attached as Exhibit B. The word "Term" as used in this Lease shall include the Extended Term if Tenant exercises its option to extend the Term in accordance with Section 2.04 below.

        2.02 Expiration Date. The Term shall expire at 11:59 p.m. on August 31, 2008 (the "Expiration Date"), unless earlier terminated pursuant to the provisions of this Lease. Notwithstanding the foregoing, in the event that Landlord does not exercise its right to extend the term under the Master Lease, the Expiration Date shall be when the Master Lease expires. Notwithstanding any provision herein, Landlord has no obligation whatsoever to Tenant to exercise any rights Landlord may have to extend the term of the Master Lease for any of the period covered by the Term described herein.

        2.03 Early Entry. Notwithstanding anything to the contrary in this Lease, Tenant shall have the right to occupy the 14th Floor of the Premises upon delivery of possession thereof until the Commencement Date upon all of the terms and conditions of this Lease, except the obligation to pay Rent or utilities during such time period.

        2.04 Possession. Landlord shall deliver possession of the Premises in accordance with the Work Letter attached hereto as Exhibit B. Notwithstanding the foregoing, Tenant's rights to the 13th floor of the building shall be subject to the existing tenant leases of space within such floor (the "Existing Leases") shown on Schedule 1 attached hereto. Landlord represents and warrants that the list of tenants, base rent, lease expiration date and presence or absence of rights to extend the term shown on Schedule 1 are true, correct and complete. Tenant may not occupy the space occupied by such tenants until their vacation of such space, but agrees to pay Rent thereon as of the Commencement Date for such Floor. Upon the Commencement Date, Landlord shall assign all of the rents payable thereunder commencing January 1, 2001 under the Existing Leases to Tenant, in a form of assignment and assumption acceptable to Landlord and Tenant. Landlord shall continue to exercise its rights and fulfill the obligations of the landlord


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under the Existing Leases during such time period, except that Landlord may not extend the term, grant options or extend or reduce the rent due under the Existing Leases without the prior written consent of Tenant. Further, (i) Landlord shall cooperate with Tenant, at Tenant's sole expense, to relocate any of the tenants under the Existing Leases off of the 13th floor prior to the expiration of their lease, and (ii) if Landlord and Tenant agree to extend any Existing Leases, to the extent requested by Tenant Landlord shall increase the rent of such tenants of Existing Leases at the expiration of the terms of such Existing Leases. Notwithstanding the foregoing, in the event the tenants on the 13th floor relocate within the Building, then Landlord shall pay that portion of the relocation costs for such tenants in an amount not to exceed Twelve Dollars ($12.00) per square foot of the new premises (the "Relocation Cost"). Tenant acknowledges that it shall be responsible for payment of any costs in excess of the Relocation Cost for such tenants who relocate within the Building.

               a. If Landlord is unable to deliver possession of all or a portion of the Premises to Tenant by the date specified in Section 2.01, this Lease shall not be void or voidable and the Expiration Date and Tenant's obligations under this Lease, including the obligation to commence paying rent, shall not be affected, nor shall Landlord be liable to Tenant for any loss or damage attributable to any delay.

               b. By taking possession of the Premises, Tenant acknowledges that the Premises are in good and tenantable condition and repair and that Landlord has substantially complied with all of its obligations to be performed prior to commencement of the Term of this Lease, including Premises improvements described in Exhibit B.

        2.05 Option to Extend. On the condition that Landlord, at its sole and absolute discretion, has elected to exercise its right to extend the term under the Master Lease beyond the Expiration Date, Tenant shall have two (2) options to extend the Term of this Lease for two (2) additional terms, hereinafter referred to as the "Extended Term," as hereinafter provided. Tenant acknowledges that Landlord has certain renewal/repurchase rights under the Master Lease. No later than twelve (12) months prior to the expiration of the Master Lease, Landlord shall inform Tenant if it intends to exercise such rights of renewal/repurchase.

               a. The initial Extended Term shall be for a five (5) year period commencing on the day after the Expiration Date (the "Extended Term Commencement Date"), and the second Extended Term shall be for a five (5) year period commencing on the day after the initial Extended Term ends; provided, however, that if the Master Lease terminates prior to the fifth or tenth anniversary of the Extended Term Commencement Date, as applicable, then the Extended Term then in effect shall terminate on the date the Master Lease terminates. Tenant shall have no right to extend the Term beyond the first Extended Term if it is terminated on the date the Master Lease terminates, and following exercise of its second option to extend. Notwithstanding any provision herein, Landlord has no obligation whatsoever to Tenant to exercise any rights Landlord may have to extend the term of the Master Lease for any of the period covered by the Term described herein.


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               b. Each Extended Term shall be on all of the terms and conditions of this Lease except that during such Extended Term, Base Rent shall be adjusted pursuant to Section 3.02, the Base Year shall instead be the first year of the relevant extension period, initial Base Rent shall be determined as hereinafter provided, and Landlord shall have no responsibility for commissions and Tenant Improvements, except that Landlord shall, at Landlord's sole expense, repaint the interior walls of the Premises with one (1) coat of the paint color currently thereon immediately upon the commencement of such extension period. To exercise the option to extend the Term, Tenant shall give to Landlord written notice of exercise of the option to extend (the "Extension Notice") no later than nine (9) months prior to the expiration of the preceding term. However, in no event shall Tenant give such notice to Landlord earlier than twelve (12) months prior to the expiration of the Term. If Tenant is in default beyond any applicable notice and cure period on the date of giving such Extension Notice, such Extension Notice shall be void. In addition, if Tenant is in default beyond any applicable notice and cure period on, or if this Lease has been otherwise terminated prior to, the date that any of the Extended Term would otherwise commence, this Lease shall expire at the end of the initial Term.

               c. On the commencement of the Extended Term, the initial Base Rent hereunder for the Extended Term shall be adjusted to the market rental value of the Premises ("MRV") as follows: Four months prior to commencement of the Extended Term, Landlord and Tenant shall meet to establish an agreed upon MRV for the specified term. If agreement cannot be reached, then: (i) Landlord and Tenant shall immediately appoint a mutually acceptable appraiser or broker to establish the MRV within the next 30 days, in which case any associated costs will be split equally between the parties; or (ii) Landlord and Tenant shall each immediately select and pay the appraiser or broker of their choice to establish a MRV within the next 30 days. If both appraisals are completed and the two appraisers/brokers cannot agree on a reasonable average MRV, then they shall immediately select a third mutually acceptable appraiser/broker to establish a third MRV within the next 30 days. The average of the two appraisals closest in value shall then become the new MRV. The costs of the third appraisal will be split equally between the parties. In any event, the MRV for the Extended Term shall be no less than the Base Rent payable for the month immediately proceeding the commencement of the applicable Extended Term. Upon determination of the MRV as provided above, such MRV shall be the initial Base Rent for such Extended Term.

3.      RENT

        3.01 Base Rent. Effective as of the Commencement Date for each floor of the Premises, Tenant shall pay to Landlord as Base Rent, without deduction, set-off, prior notice or demand, Thirty-Nine Dollars ($39.00) per square foot of the Premises per annum (the "Base Rent"), payable in twelve (12) equal installments on the first day of each calendar month. One full month's Base Rent shall be paid to Landlord upon Tenant's execution of this Lease, which amount shall be credited against the first month's Base Rent due under this Lease. Base Rent or any change in Base Rent shall be prorated based on a thirty day month.


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        3.02 Base Rent Increases. Beginning on January 1, 2002 and on each annual anniversary thereafter during the Term, the Base Rent shall be increased by three and one-half percent (3.5%) per annum. The January 1, 2002 adjustment shall include the adjustment for the period commencing on August 15, 2000 and ending on December 31, 2001. The adjustment for that period shall be billed within the first calendar quarter of 2002. Notwithstanding the foregoing, the increased Base Rent amount for the 13th Floor shall first be payable by Tenant on January 1, 2002. Each annual increase shall be calculated on the Base Rent of the preceding year.

        3.03 Additional Rent. All sums payable by Tenant under this Lease, other than Base Rent pursuant to this Section 3 and the Stock Investment (as such term is defined in Section 19), if any, shall be Additional Rent.

        3.04 Rent. Base Rent and Additional Rent are collectively referred to in this Lease as "Rent."

4.      LETTERS OF CREDIT

        4.01 As security for the performance by Tenant of its covenants and obligations under this Lease, upon execution of this Lease, Tenant shall deliver to Landlord an original, unconditional, irrevocable and self-renewing letter of credit in the applicable amount designated in Section 4.02, naming Landlord as beneficiary (the "First Letter of Credit"). Within three (3) months following the execution of this Lease, the Tenant shall deliver to Landlord a second original, unconditional irrevocable and self-renewing letter of credit in the applicable amount designated in Section 4.02, naming Landlord as beneficiary (the "Second Letter of Credit"). The First Letter of Credit and the Second Letter of Credit shall be collectively referred to herein as the "Letter of Credit." The Letter of Credit shall be substantially in the form of Exhibit C, and shall be issued by a major commercial bank reasonably acceptable to Landlord, with a service and claim point for the Letter of Credit in the San Francisco Bay Area.

        4.02 Amount. The amount of the First Letter of Credit shall be Four Million Eight Hundred Eighty-Six Thousand Nine Hundred Seventy-Nine and 00/100 Dollars ($4,886,979.00) and the amount of the Second Letter of Credit shall be Nine Hundred Sixty Seven Thousand Four Hundred Seventy Three Dollars ($967,473.00). The initial combined amount of the First Letter of Credit and Second Letter of Credit equals of Five Million Eight Hundred Fifty Four Thousand Four Hundred Fifty-Two and 00/100 Dollars ($5,854,452.00). If Tenant is not then in default under this Lease beyond any applicable notice and cure period, then upon each anniversary of the Commencement Date, the Letter of Credit shall be reduced by the annual amortized amount of brokerage commissions and Tenant Improvement Allowance assuming amortization on a straight line basis over the Term, which amount the Landlord and Tenant acknowledge is approximately Two Hundred Forty-Eight Thousand Seventy and 00/100 Dollars ($248,070.00) per annum (the "Commissions/TI Reduction". At any time during the Term, provided Tenant is not then in default under this Lease beyond any applicable notice and cure period, if Tenant demonstrates to Landlord's reasonable satisfaction that its ratio of current


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assets (as shown on audited financial statements certified by accountants acceptable to Landlord in its reasonable discretion), to its total liability hereunder, equals or exceeds 3:1, then the face amount of the Letter of Credit may in addition be reduced by the equivalent of six (6) months of Base Rent, which for the purposes of this Section 4.02 the parties agree is One Million Nine Hundred Thirty Four Thousand Nine Hundred Forty Six Dollars ($1,934,946.00) (the "Asset/Liability Reduction"). In addition, after the twenty fourth (24th) month following the Commencement Date, provided the Tenant is not then in default beyond any applicable notice and cure period, if Tenant demonstrates to Landlord's reasonable satisfaction that its annual net profits for its prior fiscal year (as shown on audited financial statements certified by accountants acceptable to Landlord in its reasonable discretion) equal three (3) years of Base Rent, which for the purposes of this Section 4.02 the parties agree is Eleven Million Six Hundred Nine Thousand Six Hundred Seventy Six Dollars ($11,609,676.00), then the face amount of the Letter of Credit may in addition be reduced by the equivalent of three (3) months of Base Rent, which for the purposes of this Section 4.02 the parties agree is Nine Hundred Sixty Seven Thousand Four Hundred Seventy Three Dollars ($967,473.00) (the "Profits/Base Rent Reduction"). If the Term of this Lease is extended for any Extended Term, then, provided that Tenant is not then in default under the terms of this Lease beyond any applicable notice and cure period, the amount of the Letter of Credit (or, at Tenant's election, cash security deposit) shall be negotiated by Landlord and Tenant.

        4.03 Term of Letter of Credit. Except as otherwise provided herein, the Letter of Credit shall expire not earlier than the Expiration Date of the Lease as may be extended pursuant to the Extended Term.

        4.04 Landlord Draws. Landlord may draw on all or a portion of the Letter of Credit to cure any default beyond any applicable notice and cure period under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of Tenant's obligations under this Lease. If Landlord draws on the Letter of Credit, Landlord may hold the funds received from the Letter of Credit as security for Tenant's performance under this Lease (the "Security"), and Landlord shall not be required to segregate the Security from its other funds and no interest shall accrue or be payable to Tenant with respect to the Security. No holder of a Superior Interest, as defined in Section 17.02, nor any purchaser at any judicial or private foreclosure sale of the Building or any portion thereof, shall be responsible to Tenant for the Security unless and only to the extent such holder or purchaser shall have actually received the Security. If Landlord transfers the Security to the grantee or transferee of Landlord's interest in the Building or the underlying real property, Landlord shall be released from any further responsibility or liability for the Security. Any draw on the Letter of Credit by Landlord shall not constitute a waiver of any other rights of Landlord with respect to a default or failure to perform by Tenant.

        4.05 Replenishment. If Landlord draws on the Letter of Credit, Tenant shall replenish the Letter of Credit within ten (10) business days of demand therefor, or provide Landlord with an additional letter of credit conforming to the requirements of this Section 4 so that the total amount available to Landlord under Tenant's letter(s) of credit is the amount specified in Section
4.02. Notwithstanding the foregoing, the total amount of such letter(s) of credit shall reflect


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reductions thereto, if any, previously allowed as provided in Section 4.02 above. In the event Tenant fails to deliver any replacement, additional, or extension of the Letter of Credit, or evidence of renewal of Letter of Credit, within the time specified under this Lease, Tenant shall be in default hereunder and Landlord shall be entitled to draw upon all or any portion of the Letter of Credit then in effect.

        4.06 Return. Within thirty (30) days of expiration or earlier termination of this Lease, and provided that Tenant is not then in default hereunder, Landlord shall return to Tenant the Letter of Credit and/or the balance of the Security then held by Landlord, as applicable; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has complied with all of its covenants and obligations under this Lease.

5.      OPERATING EXPENSE ADJUSTMENT

        5.01 "Base Year" shall mean the year January 1, 2000 through December 31, 2000. Beginning January 1, 2002 and continuing annually thereafter, in addition to Base Rent, Tenant shall pay to Landlord, as Additional Rent, Tenant's share of any increase in Operating Expense for the forthcoming calendar year over Operating Expense for the Base Year. Additionally, on January 1, 2002, Tenant shall pay to Landlord, as Additional Rent, Tenant's share of any increase in Operating Expense over the Base Year for the period January 1, 2001 through December 31, 2001. "Tenant's Share" shall mean the percentage that the total rentable square footage in the Premises is of the total rentable square footage in the Building, which percentage the parties agree equals thirteen and 52/100ths percent (13.52%). Tenant's Share shall be adjusted each time Tenant leases any additional space in the Building, based on the new total rentable square footage in the Premises to the total square footage in the Building. In no event shall Rent be decreased below the Base Rent provided for in Section 3 of this Lease.

        5.02 "Operating Expense" as used in this Lease shall mean the total of all actual costs (but not specific costs which are separately billed to and paid by specific tenants) of every kind and nature incurred in connection with the ownership, management, operation, maintenance and repair of the Building and the real property upon which the Building is located, including but not limited to the following:

               a. All real property taxes and assessments levied on or assessed against the Property and the Building, including (i) all tax increases resulting from any reassessment of the Property and the Building pursuant to Article XIII A of the California Constitution on sale, construction or otherwise; (ii) all taxes levied in whole or part in lieu of real property taxes; and (iii) all other present or future taxes, charges, excises or fees with respect to the Property and the Building including taxes on rent, on the making of a lease, on the occupancy of a tenant, on environmental or energy taxes or charges, and taxes for special uses or districts, and excluding only income taxes measured by Landlord's net income from all sources.


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               b. All premiums for insurance which Landlord deems necessary or desirable, including, without limitation, fire and other casualty insurance, public liability and property damage insurance, earthquake and business interruption insurance.

               c. All costs of services to the Premises, including without limitation, the repair and maintenance of the structure, roof, elevators, air conditioning equipment, plumbing equipment, other equipment and wall, floor and window coverings; painting, janitorial service, garbage disposal, pest control and cleaning costs; the cost of Building and other supplies, fuel, materials, equipment and tools; water, gas, electric energy, steam and other utilities; wages and other labor costs of personnel engaged in management, operation and maintenance (including overtime, holiday and other premium pay, the cost of Social Security, unemployment and other payroll taxes, workers' compensation insurance and employee benefits, such as, but not limited to, vacation, pension, group insurance and other fringe benefits), legal, accounting and other administrative fees, service contracts, reasonable management fees, landscaping services and supplies, and the fair market value of the property manager's offices in the Building.

               d. The amortization of the cost of the purchase and installation by Landlord of capital investment items which Landlord deems necessary to (i) achieve economies in the operation, maintenance and repair of the Building (to the extent of the annual savings realized only), (ii) to comply with the requirements of any governmental authority (including but not limited to any statutes or ordinances) or with mandatory or voluntary controls or guidelines on Landlord or the Building relating to the provision of any utilities or services provided with respect to this Lease; or (iii) comply with any insurance requirement. The cost shall be capitalized on the books of Landlord in accordance with generally accepted accounting practices and amortized by multiplying the actual cost, including financing costs, by the constant annual percentage required to fully amortize the cost over the useful life of the capital improvement, as determined by generally accepted accounting principles.

               e. In no event shall Operating Expenses include any of the following, and nothing contained herein shall be deemed to require Tenant to pay any of the following: (i) brokerage commissions, advertising costs and other related expenses incurred in connection with the leasing of the Building; (ii) payments of principal or interest on any mortgage including ground lease payments and points, commissions and legal fees associated with financing; (iii) depreciation; (iv) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space leased to other tenants in the Building; (v) any cost or expense related to the testing for, removal, transportation or storage of Hazardous Materials from the Premises included as part of the original base building construction;
(vi) interest, penalties or other costs arising out of Landlord's failure to make timely payments of its obligations; and (vii) property management fees of any property management firm in excess of four percent (4%) of the gross revenues of the Building.

        5.03 Tenant's Share of the increase, if any, in estimated annual Operating Expense over the Operating Expense for the Base Year shall be paid by Tenant to Landlord, commencing on January 1, 2002, as Additional Rent in twelve
(12) equal monthly installments in advance on


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the first day of each calendar month without notice or demand. For each year subsequent to the Base Year, Landlord shall provide Tenant with a written estimate of the Operating Expense Landlord reasonably anticipates for the following year. In addition, Landlord may adjust the estimate of Operating Expense during the year if Landlord concludes that it underestimated actual or overestimated Operating Expense. Tenant shall continue to pay one-twelfth (1/12) of Landlord's last estimate of Tenant's Share of the increase, if any, in annual Operating Expense on the first day of each calendar month until notified of a new estimate.

        5.04 Within a reasonable period after the end of each year, Landlord shall give Tenant a statement, certified by Landlord's controller, showing actual Operating Expense for such year, the actual increase, if any, of Operating Expense for such year over the actual Operating Expense for the Base Year, Tenant's Share of any such increase, and the total payments made by Tenant on the basis of any previous estimate of Operating Expense. If Tenant's share of the actual increase in Operating Expense exceeds the monthly installments paid by Tenant during the year, Tenant shall pay the deficiency to Landlord within thirty (30) days of delivery of such statement. If Tenant's monthly installments exceed Tenant's Share of the actual increase in Operating Expense, Landlord shall give Tenant a credit in the amount of the excess against the next installments of rent due from Tenant or, in the case of a statement after expiration of the Term, reimburse Tenant such excess amount within thirty (30) days of the time such statement is delivered. Tenant's Share of the increase in Operating Expense for the year in which this Lease commences and terminates shall be prorated on the basis of a 365-day year. Expiration of the term of this Lease shall not affect the obligations of Landlord or Tenant to adjust the payment of Tenant's Share of increases in Operating Expense pursuant to this
Section 5.04.

        5.05 Any dispute between the parties concerning the proper determination of any increases in rent shall be referred to Landlord's certified public accountants and the determination of any dispute by such firm shall be binding and conclusive on the parties. Any charges made or expenses incurred by the certified public accountants in connection with any such determination shall be borne and paid for by Landlord if the amount set forth in Landlord's statement is revised, downward by five percent (5%) or more, and by Tenant if it is less than five percent (5%) downward.

6.      LATE CHARGE

        Tenant acknowledges that late payment of rent and other sums will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. These costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance, and notes secured by any encumbrance, covering the Premises. Therefore, if any installment of rent or other amounts due from Tenant are not paid in full within five (5) days of the due date, Tenant shall pay to Landlord as Additional Rent six percent (6%) of the delinquent amount. The parties agree that acceptance of the late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease or by law.


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7.      USE

        7.01 Tenant shall use and occupy the Premises only for the purpose of a general business office and related client training sessions, and for no other purpose.

        7.02 Tenant shall not use or occupy the Premises, or permit the use or occupancy of the Premises, in any manner or for any purpose (a) which would violate any law, order or regulation of any governmental authority, (b) which will in any way increase the existing rate or affect any fire or other insurance upon the Building or any of its contents or cause a cancellation of any such insurance policy, (c) which would violate any provision of this Lease or any certificate of occupancy for the Premises or the Building, (d) which might impair or interfere with any of the services and systems of the Building, including without limitation, the heating, elevator, air-conditioning, ventilation and mechanical systems and the janitorial, security and building maintenance services, (e) which would overload the Premises, cause substantial noise or vibration, or jeopardize the structural integrity of the Building, (f) which would obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy other tenants or occupants, (g) which would impair the appearance of the Building or be prejudicial to the business or reputation of Landlord or the Building or confuse or mislead the public as to the relationship between Landlord and Tenant.

        7.03 Within thirty (30) days after receipt of demand by Landlord, Tenant shall reimburse Landlord for additional premiums charged for any insurance policy by reason of Tenant's failure to comply with the provisions of Section
7.02 and for any other costs incurred by Landlord in enforcing the provisions of
Section 7.02.

        7.04 Tenant shall be bound by and comply with the Rules and Regulations attached to this Lease as Exhibit D, and, after notice, by all reasonable modifications and additions to the Rules and Regulations as from time to time promulgated in writing by Landlord. Landlord shall have the right to modify the Rules and Regulations in its sole discretion. Landlord shall not be responsible to Tenant for violation of any Rules or Regulations by any other tenant or occupant of the Building.

        7.05 Tenant shall not maintain or display any sign, lettering, drapes, shades, blinds or lights on the exterior or interior (including windows) of the Premises unless approved by Landlord in writing. Notwithstanding the foregoing, Landlord will provide Tenant with first (1st) and second (2nd) floor lobby directory signage in its customary size and form. Tenant shall be permitted to place a sign comprised of its corporate logo in the lobby of each full floor it occupies (the "Interior Signs") and, subject to the existing rights of other tenants (as identified below), Landlord grants Tenant an option, to be exercised by Tenant no later than January 1, 2001 (or else such option shall thereafter be null and void) to install one (1) illuminated exterior building sign at the parapet level of the Building facing 21st Street similar in size to, but not larger than, the existing "Kaiser" sign (the "Exterior Sign") (the Interior Signs and the Exterior Sign are collectively referred to herein as the "Signs"). Tenant acknowledges that its signage rights, as provided herein, may be subject to the rights, if any, held by the following tenants: 1) Bank of America; 2) California Bank & Trust; and 3) Computer Sciences Corporation (successor to TRW, Inc.). In consideration of such option, Tenant shall pay Landlord the sum of Ten Thousand Dollars ($10,000.00) upon execution of this Lease. Such consideration shall be reimbursed to Tenant if the signage rights of Tenant hereunder are denied. Tenant shall maintain the Signs in accordance with the building standards. Tenant shall pay all costs associated with the installation, maintenance and removal of the Signs. Tenant shall pay rent for the Exterior Sign at the rate of Ten Thousand Dollars ($10,000.00) per month, commencing on January 1, 2001 and ending on the termination of this Lease. Tenant may install the Signs following the prior written approval of Landlord (of the design, size and location of the Signs) and any appropriate municipal agencies. Except as otherwise provided herein, Tenant shall have exclusive signage rights on the upper parapet area only for the side of the Building facing 21st Street. The Sign rights contained herein are granted for the exclusive use of Tenant and any Affiliate thereof (as defined in Section
15.02 hereof) only, provided that the name of the tenant on such Signs remains "Versata," and shall terminate upon the Expiration Date of the Lease. Notwithstanding anything to the contrary contained herein, any change in the name on the sign from "Versata" shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld, and in any event, Landlord shall have the right to withhold its consent if any change of name on the Signs would violate the existing rights of other tenants, or any local ordinances. Upon termination of the Sign rights, Tenant at its sole expense shall remove all Signs, and repair all damages to the Building resulting from the installation, maintenance or removal of such Signs, including without limitation any cleaning of all or a portion of the dolomite curtain wall upon which the Exterior Sign is placed.

8.      ALTERATIONS

        8.01 Landlord shall have no responsibility for any loss or damage to any fixtures, equipment or other property installed or left in the Premises from any cause except as results from the intentional or grossly negligent acts of Landlord. Tenant's entry prior to the commencement of the term shall be subject to all of the applicable provisions of this Lease, except for the obligation to pay Rent. Tenant shall furnish Landlord with copies of all certificates and approvals relating to any installation work done by Tenant which may be issued or required by any governmental authorities. Tenant shall diligently prosecute such work to completion and with all due diligence shall open the Premises for the conduct of its business.

        8.02 Tenant shall not make or permit to be made any alterations, additions or improvements to the Premises or any part of the Premises, or attach any fixtures or equipment, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld or delayed. Any alterations, additions or improvements to the Premises consented to by Landlord shall be made by a contractor approved by Landlord (which approval shall not be unreasonably withheld or delayed) for Tenant's account, and Tenant shall reimburse Landlord, as Additional Rent, for the cost, including a reasonable charge for Landlord's overhead, for work done by Landlord, within ten (10) days after receipt of a statement. All alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or upon the

Premises either by Tenant or Landlord, shall immediately become Landlord's property (except that Tenant shall be entitled to all tax benefits accruing therefrom) and, at the end of the Term of the Lease, shall remain on the Premises without compensation to Tenant.

        8.03 If Landlord so elects by notice in writing to Tenant at least thirty (30) days prior to the expiration or earlier termination of this Lease, then Tenant shall remove from the Premises all property changed or altered, and all additions or improvements (except walls, doors, carpets and other tenant improvements typically found in office space) resulting from Tenant's changes, alterations, additions and improvements upon the Premises as Landlord shall select. Tenant shall repair at Tenant's own cost and expense and to Landlord's satisfaction all damage caused by any removal of property permitted or required to be removed under this Section 8.03, and all such removals and repairs shall be completed by the date of expiration or other termination of this Lease. If Tenant shall fail to so remove such property or repair such damage, Landlord may do so at Tenant's expense.

9.      SERVICES

        9.01 Landlord shall furnish to the Premises during the periods from 7:00 a.m. to 6:00 p.m., Monday through Friday, excluding holidays, and subject to rules and regulations from time to time established by Landlord, heating, air-conditioning and ventilation in amounts required, in Landlord's reasonable judgment, for the use and occupancy of the Premises for normal business purposes. Landlord shall provide the following services seven days a week on a twenty-four (24) hour basis: (a) passenger elevator service, (b) electric current in amounts required for normal lighting by standard overhead fluorescent fixtures and for normal office machines, (c) water for lavatory and drinking purposes, and (d) security for the Building; provided, however, that Landlord shall not be liable for personal injuries or for losses due to theft or burglary, or for damages done by unauthorized persons in or around the Building. Landlord shall provide janitorial service on a five-day week basis, excluding Saturdays, Sundays and holidays.

        9.02 Landlord may impose a reasonable charge and establish reasonable rules and regulations for the use of any additional or unusual janitorial services required by Tenant. Landlord shall not be required to provide janitorial services for portions of the Premises used for preparing or consuming food or beverages, or for storage, or as a lavatory. Landlord shall provide, at Landlord's sole expense, starters and ballasts and new initial lamps and bulbs; however, Tenant shall reimburse Landlord for the cost and expense of maintaining and replacing lamps, bulbs, starters and ballasts.

        9.03 If Tenant desires any service at any time other than during the hours set forth in Section 9.01 or in amounts exceeding the basic services provided by Landlord, Tenant shall pay Landlord the cost of providing the additional services (based on the actual cost thereof to Landlord, without mark-up or profit), as Additional Rent. If in Landlord's sole discretion Tenant utilizes excess electric current, Landlord shall have the right to install an electric current meter in the Premises to meter the amount of electric current consumed on the Premises. The cost of any such meter and separate conduit, wiring or panel requirements and installation, maintenance and repair shall be paid for by Tenant and Tenant agrees to reimburse Landlord promptly upon demand by Landlord for all excess electric current as shown by the meter, at the rates charged for such services, plus any additional expense incurred in keeping account of the electric current so consumed, as Additional Rent. If the temperature otherwise maintained in any portion of the Premises by the heating, air-conditioning or ventilation systems is affected as a result of any lights, machines or equipment (including without limitation electronic data processing machines) used by Tenant in the Premises, or an excess electrical load in the Premises, or by alterations to the Premises made by Tenant or at Tenant's request, Landlord shall have the right to install any machinery and equipment that Landlord reasonably deems necessary to restore temperature balance, including without limitation, modifications to the standard air conditioning equipment. The cost of installation and any additional cost of operations and maintenance incurred shall be paid by Tenant to Landlord within ten (10) days after written demand by Landlord, as Additional Rent.

        9.04 Landlord reserves the right, without notice to Tenant and without giving rise to any claim of constructive eviction, to stop the heating, elevator, lighting, ventilating, air-conditioning, power and water systems of the Building or cleaning or other services, if any, and to interrupt the use of any of the Building facilities, at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, lock-outs or other labor disputes, or the making of repairs, alterations or improvements or inability to secure a proper supply of fuel, steam, water, electricity, labor or supplies, or by reason of any cause beyond the control of Landlord; provided, however, that if any interruption of utilities or services is discontinued for more than ten (10) consecutive business days for reasons within Landlord's control, and such discontinuance substantially affects Tenant's ability to use any portion of the Premises, then Rent due hereunder shall be abated for the portion(s) of the Premises affected until the utilities or services are continued. If such services are rationed by governmental authority, public utility or other entity, Landlord may apportion such services among the Tenants of the Building in accordance with Landlord's best judgment without liability and without affecting Tenant's obligations under this Lease.

10.     REPAIRS AND MAINTENANCE

        10.01 Landlord shall repair and maintain in good order and serviceable condition the exterior and structural portions of the Premises, the common areas of the Building and the basic electrical system, elevators, heating and air-conditioning equipment and plumbing serving the Premises, provided that Landlord shall have no obligation to (a) repair damage caused by the intentional acts or negligence of Tenant, its employees, invitees, licensees, agents and contractors, subject to the terms of Section 11.01 hereof; (b) repair, repaint or redecorate the interior of the Premises; or (c) make repairs which are required to be made by Tenant pursuant to the provisions of Section 10.02. Except as expressly provided in this Section 10.01 and in Section 12, Landlord shall have no responsibility, obligation or liability with respect to the repair, restoration or maintenance of the Premises.

        10.02 Tenant shall, at its own cost and expense, repair and maintain (except for maintenance provided by Landlord under Section 9 with respect to janitorial service) in good order and condition the nonstructural interior portions of the Premises, including interior doors, partitions, carpeting and floor coverings. Subject to the terms of Section 11.01 hereof, regardless of any other provisions of this Lease, Tenant shall, at its own cost and expense, repair or restore any damage or destruction to any portion of the Premises or to the Building caused by the intentional acts or negligence of Tenant, its employees, invitees, licensees, agents and contractors, except to the extent such damage or destruction is covered by fire and extended coverage insurance obtained by Landlord as provided in Section 11.01 of this Lease.

        10.03 In the case of emergencies (as reasonably determined by Landlord), or if Tenant refuses or neglects to commence repairs which it is obligated to make and complete with reasonable diligence, Landlord may make or cause repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to its property or business by reason thereof. If Landlord makes such repairs, and if the same are repairs required to be made by Tenant hereunder, Tenant shall reimburse Landlord for the cost of such repairs, as Additional Rent, within thirty (30) days after written demand by Landlord.

        10.04 The provisions of this Section 10 are in lieu of any rights otherwise accruing to Tenant by virtue of sections 1941 and 1942 of the Civil Code of the State of California (or any successor provisions), and the provisions of such sections are hereby waived by Tenant.

        10.05 Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If a mechanic's lien or another lien is filed against the Building, Tenant shall do all acts necessary to discharge the lien within thirty
(30) days of filing or, if Tenant desires to contest the lien, then Tenant shall deposit with Landlord within thirty (30) days of filing such security as Landlord, the landlord under the Master Lease, and their lenders may demand to secure the payment of the lien claim. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from liens.

        10.06 At least ten (10) days prior to delinquency, Tenant shall pay all taxes levied or assessed upon tenant's equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord's property is increased by inclusion of a value placed upon Tenant's equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the proportion of taxes resulting from the increase in assessment.

        10.07 Landlord may enter the Premises at reasonable hours, upon prior notice thereof at least twenty-four (24) hours in advance (except in case of emergency or routine services), for any proper purpose including but not limited to the following: (a) inspection purposes, (b) to exhibit the Premises to prospective purchasers or lenders, or, during the last nine (9) months of the Term of the Lease, or any other time that Landlord has exercised its recapture rights, to prospective tenants, (c) to determine whether Tenant is complying with all its obligations under this Lease, (d) to supply janitor service and any other service to be provided by Landlord under this Lease, (e) to post notices of non-responsibility, and (f) to make repairs required of Landlord under the terms of this Lease or repairs to any adjoining space or utility services or to make repairs, alterations or improvements to any other portion of the Building; provided, however, that all repair work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by any entry, except to the extent caused by the gross negligence or willful misconduct of Landlord.

11.     INSURANCE

        11.01 Landlord shall obtain and keep in force during the term or any earlier occupancy by Tenant such fire and other insurance upon the Premises as Landlord may in its discretion determine, and Tenant shall, at its sole expense, obtain and keep in force during the term of this Lease the fire and extended coverage insurance upon Tenant's fixtures, goods, wares and merchandise and other personal property in and upon the Premises as Tenant may in its discretion determine, provided, however, that Landlord hereby waives against Tenant and Tenant hereby waives against Landlord any and all claims and demands, of any nature, loss or injury to the Premises or to Tenant's fixtures, goods, wares and merchandise and other personal property in and upon the Premises, as the case may be, which shall be caused by or result from fire and other perils, events or happenings which are covered by fire and extended coverage insurance.

        11.02 During the term of this Lease or any earlier occupancy by Tenant, Tenant shall procure and maintain in full force and effect bodily injury liability insurance with limits of not less than TWO MILLION DOLLARS ($2,000,000.00) per occurrence, and insurance against damage to property with a limit of not less than ONE MILLION DOLLARS ($1,000,000.00), insuring against any and all liability of Tenant with respect to the Premises or arising out of the maintenance, use or occupancy of the Premises. Tenant shall provide to Landlord, prior to Tenant's occupancy of the Premises, and thirty (30) days prior to expiration of any policy, certificates issued by Tenant's insurance carrier evidencing the continued coverages herein required and naming Landlord and any and all of its employees, agents, partners, directors, officers and assigns as it may designate from time to time, as additional named insureds. The certificate shall also provide that the policy or policies shall not be canceled or modified without thirty (30) days' prior written notice to Landlord. The policy or policies evidenced by such certificate shall be subject to Landlord's approval as to form and substance.

        11.03 Landlord shall not at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person who may at any time be using or occupying or visiting the Premises or be in, on or about the Premises, caused by or resulting from or arising out of, any act, omission or negligence of Tenant in the use of the Premises, or from any failure of Tenant to keep the Premises in good order, condition and repair, as provided in this Lease, and Tenant shall indemnify, defend, hold and save Landlord free and harmless of, from and against any and all claims, liability, loss or damage whatsoever on account of any such loss, injury, death or damage. Tenant hereby waives all claims against Landlord and its employees, agents, partners, directors, officers or assigns for damages to fixtures, furniture and equipment, goods, wares and merchandise or any other property, in or about the Premises, and for injuries to or death of any persons in or about the Premises, from any cause except Landlord's gross negligence or intentional tortious acts.

12.     DAMAGE OR DESTRUCTION

        12.01 The term "Casualty" as used herein shall mean and be limited to
(a) any fire, (b) any other occurrence or event covered by the usual form of extended coverage endorsement on fire insurance policies, (c) any earthquake, and (d) any other occurrence or event covered by insurance actually carried by Landlord and in force at the time of the happening of any such occurrence or event. If, during the term of this Lease the Building in which the Premises are located or any portion of the Building shall be damaged or destroyed as a result of any Casualty, then, anything contained in Section 10 to the contrary notwithstanding, the following provisions shall apply and govern.

        12.02 Except as provided to the contrary in Sections 12.03 and 12.04, Landlord shall repair or restore the Building as soon as reasonably practicable. Any damage to or destruction of the Building or the Premises and any delay in effecting repairs or restoration shall not constitute an actual or constructive eviction of Tenant and this Lease shall continue in full force and effect except that to the extent the Premises are unusable by Tenant as a result of such damage or destruction, Tenant shall be entitled to an appropriate abatement of the Rent provided for in Section 3. Landlord's obligations hereunder shall be subject to the rights of the holders of any deeds of trust, mortgages, ground or prime leases or other encumbrances on the Building or the Property and shall be limited to the amount of insurance proceeds received by Landlord.

        12.03 If by reason of a Casualty (other than earthquake) there is damage to or destruction of the Building and if the cost of restoring the Building as estimated by Landlord, or the landlord under the Master Lease, would exceed 33-1/3% of the replacement cost of the Building or the proceeds recovered by Landlord on account of such damage or destruction under any insurance policy respecting the Building, then Landlord or the landlord under the Master Lease, may elect not to restore the Building.

        12.04 If by reason of earthquake there is damage to or destruction of the Building and if the cost of restoring the same as estimated by Landlord, or the landlord under the Master Lease, would exceed $1,000,000, then Landlord, or the landlord under the Master Lease, may elect not to restore the Building.

        12.05 If Landlord, or the landlord under the Master Lease, elects not to restore the Building, Landlord shall notify Tenant of such election in writing, which notice in the case of Landlord's election, shall in no event be given later than 120 days after the date of the damage or destruction. If Landlord delivers notice within the time specified, Tenant shall, to the extent that a portion of the Premises are unusable by reason of damage or destruction, be entitled to an appropriate abatement of the Rent provided for in Section 3 from the date of damage or destruction, and if fifty percent (50%) or more of the Premises remain unusable by Tenant, and the time necessary to repair the portion of the Premises damaged by casualty exceeds three hundred sixty-five (365) days, Tenant may, by delivery of written notice to Landlord at any time within thirty (30) days after receipt of Landlord's notice, elect to terminate this Lease, and this Lease shall so terminate as of thirty (30) days after the date Tenant's notice of such election is received by Landlord.

        12.06 In no event shall Landlord be required to restore or replace any of the fixtures, furnishings, equipment or other personal property installed in the Premises by Tenant or located in the Premises and Landlord's obligation under this Section 12 with respect to the Premises is expressly limited to the repair or restoration of the Premises to the general condition in which possession thereof was made available to Tenant at the commencement of the term of this Lease. Tenant shall cause to be performed at its own cost and expense any other or further repairs or restorations which may be necessary to place the Premises in substantially the same condition as they existed immediately prior to such Casualty. Nothing contained in this Section 12 shall relieve Tenant of liability to Landlord for any damage or destruction to the Premises of the Building arising out of the intentional acts or negligence of Tenant, its employees, agents, invitees, licensees and contractors.

13.     EMINENT DOMAIN

        13.01 If any part of the Premises shall be taken or condemned for a public or quasi-public use or shall be sold by Landlord or the landlord under the Master Lease to any entity having the right of eminent domain after notice of intent to exercise such right has been given to Landlord by such entity, this Lease shall immediately terminate as to the part so taken, condemned or sold. If a part of the Premises remains which is susceptible of the reasonable conduct of the business of Tenant, as determined by Landlord, this Lease shall remain in full force and effect as to the portion of the Premises not so taken, condemned or sold, as the case may be, but the rent payable under this Lease shall be adjusted so that Tenant shall be required to pay for the remainder of the term only the proportion of the rent as the area measured in square feet of the part remaining after the taking or sale bears to the total area measured in square feet of the Premises at the date of taking or sale; provided, however, that Landlord shall have the option to terminate this Lease in its entirety as of the date when title to the part so taken or sold vests in the condemner or purchaser by giving Tenant notice in writing of Landlord's election to so terminate within ten (10) days after the date of such taking or sale, as the case may be.

        13.02 If the entire Premises, or such substantial part of the Premises is taken, condemned or sold so that there does not remain a portion susceptible of the reasonable conduct of Tenant's business, as determined by Landlord, this Lease shall terminate as of the date of taking or sale.

        13.03 If a part or all of the Premises are taken, condemned or sold, all compensation awarded upon such taking or condemnation or the payment made upon any such sale (except any compensation specifically awarded for the taking of any of Tenant's trade fixtures or personal property or both, or for Tenant's relocation costs associated with such a taking or sale) shall go to Landlord and Tenant shall have no claim thereto, and Tenant hereby irrevocably assigns and transfers to Landlord any right to compensation or damages to which Tenant may become entitled during the term of this Lease by reason of the permanent or temporary condemnation or sale to the condemning authority of all, or a part of the Premises.

14.     DEFAULT

        14.01 The word "default" as used in this Section 14 shall mean and include any one or more of the following events or occurrences:

               a. The failure by Tenant to perform or observe any of the covenants and agreements of this Lease, including specifically, but without limitation, Tenant's covenants for the payment of Rent.

               b. The issuance of any execution or attachment against Tenant or any of Tenant's property, whereby the Premises or any portion of the Premises shall be taken or occupied, or attempted to be taken or occupied, by someone other than Tenant (except the existing tenants of the 13th floor pursuant to the Existing Leases).

               c. The filing at any time after the date of execution of this Lease and prior to the expiration or termination of this Lease, against Tenant in any court pursuant to any statute, either of the United States or of any state, of a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or any portion of Tenant's property, which petition is not dismissed or discharged within thirty (30) days after filing.

               d. The filing by Tenant of a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee, or the making of an assignment for the benefit of creditors or entering into any agreement for the relief of debtors.

               e. Tenant's abandonment of the Premises or any substantial portion thereof.

        14.02 The word "abandonment" as used in this Section 14 shall mean and include any one or more of the following events or occurrences:

               a. The relinquishment by Tenant of its right to possession of the Premises or any substantial portion thereof.

               b. The cessation by Tenant of the conduct in the entire Premises, or any substantial portion thereof, of the business to be carried on by Tenant in the Premises for a period of more than sixty (60) consecutive business days without Tenant's performing its maintenance and repair and security obligations pursuant to this Lease.

               c. The removal by Tenant of all or a substantial portion of its personal property and trade fixtures from the Premises without replacing the same, where the effect of such removal, in Landlord's reasonable judgment, indicates that the Tenant intends to cease the conduct in the Premises of the business to be carried on by Tenant in the Premises.

        14.03 In the event of the occurrence of any one or more of the events of default specified in Section 14.01 by Tenant or an abandonment of the Premises or any substantial part of the Premises, Landlord may at its election treat such default in the manner provided in Section 14.04 or, without notice to Tenant, elect to allow this Lease to continue in full force and effect without terminating Tenant's rights to possession of the Premises and to enforce all of Landlord's rights and remedies under this Lease, including without limitation the right to recover rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under the Lease shall not constitute an election to terminate Tenant's right to possession.

        14.04 In the event of the occurrence of any one or more of the events of default by Tenant specified in Section 14.01, and except as provided in Section
14.05 below, Landlord may at any time thereafter, even if Landlord shall elect to continue this Lease under Section 14.03 above, serve a three (3) day written notice upon Tenant, with respect to defaults in the payment of rent or other monetary charges, or a fifteen (15) day written notice with respect to any other default, specifying the nature of such default. Upon the expiration of the three
(3) days or fifteen (15) days, as the case may be, if Tenant shall have failed to remedy such default (provided that if such default is of a non-monetary nature and cannot be cured within such fifteen (15) day period, Tenant shall not be in default hereunder so long as Tenant has commenced such cure within said fifteen (15) day period, is proceeding diligently to cure the same and completes such cure within forty five (45) days), then Landlord may serve upon Tenant a written three (3) day notice to vacate the Premises, and upon the expiration of such three (3) days this Lease shall terminate and Tenant shall peaceably quit, vacate and return the Premises to Landlord. Such notices shall be in lieu of, and not in addition to, any notices required by law.

        14.05 Notwithstanding any notice provisions or any other provisions of this Section 14, this Lease, at the election of Landlord, shall terminate immediately upon the occurrence of any event or events specified in Section 14.01(d).

        14.06 Upon the termination of this Lease for default as provided under
Section 14.04 and 14.05, Landlord may, without notice to Tenant, re-enter the Premises, either by force or otherwise and with process of law and without any liability for damages therefor, and dispossess Tenant or the legal representative of Tenant or other occupant of the Premises by summary proceedings or otherwise, and remove and store, at Tenant's cost, their personal property, trade fixtures and other effects, and hold the Premises as if this Lease had not been made, but Tenant shall remain liable as hereinafter provided, and Tenant waives any and all rights of redemption or re-entry or repossession or to restore the operation of this Lease. Upon the termination of this Lease under Section 14.04 or 14.05, Tenant shall immediately become liable to and shall pay to Landlord an amount equal to the combined total of the following:

               a. Any and all amounts due to Landlord by reason of the breach of any of the terms, covenants or conditions of this Lease other than the payment of rent; and

               b. The unpaid rent earned to the date of termination of this Lease, with interest thereon at fifteen percent (15%) per annum from the date the same became due, or such lesser maximum rate allowed by law; and

               c. The unpaid rent which would have been due between the date of termination and the date of payment by Tenant of all sums due under this Section
14.06 or the date of an award of judgment, whichever occurs earlier, with interest thereon at fifteen percent (15%) per annum from the date the same became due or such lesser maximum rate allowed by law; and

               d. The rent which would have been due between the date of payment of all sums due under this Section 14.06 or the date of an award of judgment, whichever occurs earlier, and the date upon which this Lease would have expired in accordance with its terms, discounted at the discount rate of the Federal Reserve Bank of San Francisco at the time of such payment of judgment award plus one percent (1%) or at the lowest discount rate permitted under applicable law; and

               e. Any and all costs and expenses which Landlord may have reasonably incurred as the result of Tenant's breach of this Lease, including costs and expenses of attempting to relet or actually reletting the Premises or any portion thereof including, without limitation, legal expenses, attorneys' fees, real estate brokerage fees and the reasonable costs of alterations and repairs to the Premises made in connection with the reletting of the Premises.

        14.07 Upon termination of this Lease for default as provided under Sections 14.04 and 14.05, Landlord shall immediately have the right to relet or attempt to relet the Premises or any portion thereof for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent for a reasonable period or periods for the purpose of inducing such reletting. If Landlord is successful in reletting the Premises or any portion of the Premises prior to the payment by Tenant to Landlord of the amounts set forth in Section 14.06 or prior to an award of judgment for such amounts, the amounts owing under subsections (b), (c) and (d) of Section 14.06 shall be reduced by the amount which the rental under the new lease reduces Landlord's rental loss arising by virtue of the termination of this Lease.

        14.08 Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying wherein

Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter shall prosecute the same to completion. All rights to cure provided to Landlord under this Section shall also be accorded to any mortgagee under any mortgage or deed of trust securing the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in fixtures or equipment.

15.     ASSIGNMENT AND SUBLETTING

        15.01 Tenant shall not directly or indirectly, voluntarily or by operation of law sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate (collectively "Assignment"), or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises or any portion of the Premises (collectively "Sublease") without Landlord's prior written consent (which consent shall not be unreasonably be withheld, conditioned or delayed) in each instance. The consent of Landlord shall be subject to the qualification and limitation that the Assignment or Sublease be effectuated without any additional cost to Landlord, and that any and all expenses that accrue as a result of the permissible Assignment or Sublease, including but not limited to legal costs, be borne jointly and severally by Tenant and the assignee or sublessee.

        15.02 Upon notice to Landlord, Tenant may assign this Lease or sublet any portion of the Premises without Landlord's consent to any of the following, provided that such notice includes evidence demonstrating, to Landlord's reasonable satisfaction, that such entity has a net worth equal to or greater than the lesser of the net worth of Tenant as of the date of this Lease or as of the date immediately prior to such transfer: (i) any corporation which controls, is controlled by or under common control with Tenant; (ii) any corporation resulting from the merger or consolidation of Tenant; (iii) any person or entity which acquires all of the assets of Tenant as a going concern of the business that is being conducted on the Premises (collectively, an "Affiliate"), provided that: (a) such assignee assumes in full the obligations of Tenant under the Lease, and (b) if the net worth of the new entity is less than the net worth of Tenant as of the date of this Lease, and the Letter of Credit has been reduced pursuant to the terms of Section 4.02 above, Tenant shall increase the amount of the Letter of Credit so that the total amount of such Letter of Credit shall be equal to the total of the next twelve (12) months Rent thereafter due hereunder and the remaining amount of brokerage commissions and Tenant Improvement Allowances that have not been previously deducted from face amount of the Letter of Credit. Such increased Letter of Credit shall be subject to the Commissions/TI Reduction, the Asset/Liability Reduction, and the Profits/Base Rent Reduction on the terms provided in Section 4.02.

        15.03 If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises, Tenant shall first give written notice to Landlord of its desire to do so. The notice shall contain (a) the name of the proposed assignee, subtenant or occupant, (b) the nature of the proposed assignee's, subtenant's or occupant's business to be carried on in the Premises, (c) the terms and provisions of the proposed Assignment or Sublease, including the space affected and the date Tenant intends to assign or sublet the space, and a copy of the proposed documentation, and (d) any financial, operations or other information Landlord may reasonably request concerning the proposed assignee, subtenant or occupant.

        15.04 Landlord shall then have a fifteen (15) business day period following receipt of the notice within which to elect to (i) terminate the Lease as to the space Tenant proposed to assign or sublet on the date specified in the notice (except that Landlord shall have no such recapture right with respect to sublettings, for a period of two (2) years or less, of up to one half of either the entire 12th floor, or the entire 14th floor or the entire 15th floor, or sublettings of all or any portion of the 13th floor, provided that if Tenant sublets one half or more of the 13th floor, Tenant shall no longer have the right as provided in this Section 15.04 to sublet up to one half of each of the other floors of the Premises without Landlord's recapture rights), in which event Tenant will be relieved of all further obligations under this Lease, or
(ii) to permit Tenant to assign or sublease the space on the terms stated in its written notice, subject, however, to prior written approval of the proposed tenant by Landlord, or (iii) disapprove the Sublease or Assignment. If Landlord fails to notify Tenant in writing within the fifteen (15) business day period, Landlord shall be deemed to have waived the option to terminate this Lease, but written approval of the proposed tenant by Landlord shall be required. Landlord shall be entitled to condition consent in any reasonable manner not inconsistent with this Lease. Failure by Landlord to approve a proposed tenant shall not cause a termination of this Lease.

        15.05 Except as otherwise provided herein, all rents or other considerations realized by Tenant under any Assignment or Sublease, in excess of the rent and other sums payable by Tenant under this Lease, shall be divided and paid 50% to Landlord and 50% to Tenant, after Tenant has recovered from such excess rent the cost, if due and payable, of brokerage fees incurred by Tenant in connection with the Assignment or Sublease and the cost amortized over the Assignment or Sublease term of any specific improvements made by Tenant to accommodate the proposed tenant. Notwithstanding the foregoing, the Tenant may retain any net profit realized under any short-term Sublease which covers not more than one half of the 12th floor, one half of the 14th floor or one half of the 15th floor of the Premises, or all or any portion of the 13th floor of the Premises provided that if Tenant sublets one half or more of the 13th floor, Tenant shall no longer have the right as provided in this Section 15.05 to sublet up to one half of each of the other floors of the Premises without Landlord's rights to excess rent as provided in this Section 15.05. The phrase "short-term Sublease" for the purposes of the previous sentence shall be defined as a Sublease with a term of two (2) years or less.

        15.06 No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease which is not in compliance with this Section 15 shall be void and, at the option of Landlord, shall constitute a default by Tenant under this Lease. The acceptance of rent by Landlord from a proposed assignee or sublessee shall not constitute consent to such Assignment or Sublease by Landlord.

        15.07 Except for transfers permitted pursuant to Section 15.02 of this Lease, any sale or other transfer, including by consolidation, merger or reorganization, of a majority of the voting stock of Tenant, if Tenant is a corporation, or any sale or other transfer of a majority of the partnership interests in Tenant, if Tenant is a partnership, shall be an Assignment for purposes of this Section 15.

        15.08 Tenant hereby irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or part of the Premises as permitted by this Lease, and Landlord, as assignee and as attorney in fact for Tenant, may collect such rent, and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect the rent.

16.     SURRENDER OF PREMISES

        Upon any re-entry by Landlord, either upon the expiration or other termination of the term of this Lease or otherwise, Tenant shall quit and surrender to Landlord the Premises in good order and condition, reasonable use and wear thereof and damage by Casualty, as defined in Section 11, act of God or the elements excepted, and repairs for which Landlord is responsible under this Lease excepted, and Tenant shall remove all of its personal property, trade fixtures and improvements (to the extent required under Section 8). Tenant's obligations to observe or perform this covenant, and any other obligations of Tenant under this Lease which by reasonable implication are intended to survive, shall survive the expiration or other termination of the term of this Lease.

17.     TRANSFERS BY LANDLORD

        17.01 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building. If Landlord's transferee assumes Landlord's obligations under this Lease, all covenants of Landlord contained in this Lease shall be binding upon Landlord only with respect to breaches occurring during its ownership of Landlord's interest under this Lease.

        17.02 Tenant agrees that this Lease is and shall be subject and subordinate to all ground leases, mortgages, deeds of trust, or any other encumbrances now placed or which may be placed in the future upon the Building or real property on which the Building is located (the "Superior Interests"), and Tenant further agrees that within ten (10) days after being requested in writing to do so by Landlord, or the lessors under any said ground lease, Tenant will execute, sign, acknowledge and deliver any documents required to effectuate such subordination and attornment. Should Tenant fail to execute, acknowledge and deliver such instruments within ten (10) days after such written request, Tenant hereby appoints Landlord and the lessors under any ground lease, and each of their successors and assigns, as Tenant's attorney in fact irrevocably to execute, acknowledge and deliver any such instrument or instruments for and on behalf of Tenant.

        17.03 In addition to and not in derogation of the subordination set forth above, in the event of the termination of any ground lease or in the event of the institution of any foreclosure proceedings, Tenant agrees, upon request of the ground lessor, the mortgagee, the trustee or any purchaser at foreclosure sale, as the case may be, (1) to attorn and pay rent and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment or (2) to execute a new lease with such ground lessor, mortgagee, trustee or purchaser as Landlord for the remainder of the term upon the same terms and conditions as set forth herein. In the event the mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease.

        17.04 Tenant agrees that no entry under any such mortgage, deed of trust or sale for the purpose of foreclosing the same shall be regarded as an eviction of the Tenant, constructive or otherwise, or give the Tenant any right to terminate this Lease, whether it attorns or becomes tenant of the ground lessor, mortgagee, trustee or purchaser or not. Nothing contained in the foregoing or in any such documents evidencing Tenant's right to continue in possession as tenant shall, however, affect the prior rights of the holder of any mortgage or deed of trust with respect to the proceeds of any award in condemnation or of any fire or casualty insurance policies affecting the Building, or impose upon any such holder any liability (i) for the erection or completion of the Building, or (ii) in the event of damage or destruction to the Building or to the Premises by fire or other casualty, for any repairs, replacements, rebuilding or restoration, or
(iii) for any default by Landlord under this Lease occurring prior to any date upon which such holder shall become Tenant's Landlord, or (iv) for any credits, offsets or claims against the rent under this Lease as a result of any acts or omissions of Landlord committed or omitted prior to such date.

18.     TENANT IMPROVEMENTS

        18.01 Tenant Improvements. Before the Commencement Date, Landlord shall use its best efforts to construct the Premises and perform the work and make the installations in the Premises, substantially in accordance with complete working drawing and the plans and specifications provided by Tenant's architect and Tenant's engineers and approved by Landlord ("Approved Plans") and with those provisions of the attached Exhibit B that describe construction, at least two
(2) copies of which shall have been initialed as of the date of this Lease by the duly authorized representatives of Landlord and Tenant. Said work and the resulting installations are referred to in this Lease as the "Tenant Improvements" and Exhibit B is referred to herein as the "Work Letter."

        18.02 Tenant Improvement Allowance. Landlord shall provide to Tenant a tenant improvement allowance of Twelve Dollars ($12.00) per rentable square foot of the Premises, towards the actual costs incurred by Tenant (including demolition costs and Landlord's oversight fees described in Section 18.04 below) for the Tenant Improvements on the terms and conditions provided for in the Work Letter. Notwithstanding the foregoing, Tenant, upon its election, may apply the applicable Tenant Improvement Allowance allotted for the 13th floor on that particular floor or any other floor comprising the Premises, provided Tenant shall deliver written notice of such election to Landlord prior to the date on which the construction of such tenant improvement commences. The allowance provided by Landlord under this Section 18.02(a) comprise the "Tenant Improvement Allowance." The Tenant Improvement Allowance may be applied to the costs of outside consultants, including architects, engaged by Tenant to analyze its space needs and to assist in the design, preparation of space plans and construction documents, Tenant's move and the costs of obtaining permits or other necessary approvals. If the costs for Tenant Improvements exceed the Tenant Improvement Allowance, Tenant shall pay all excess costs. Notwithstanding anything to the contrary herein, Landlord shall have no obligation to fund the Tenant Improvement Allowance unless and until Tenant has delivered to Landlord the Letter of Credit required herein.

        18.03 Landlord Improvements. Landlord shall, at Landlord's sole expense
(i) make restrooms on Floors 12, 13, 14, and 15 of the Premises compliant , in its reasonable discretion, with the Americans with Disabilities Act (ADA); (ii) remove any asbestos within the Premises; (iii) replace all 1' x 4' fluorescent light lenses within the Premises with building standard parabolic lenses used in the Building, (iv) replace any non-electronic ballasts with electronic ballasts throughout the Premises, and (v) install sprinkler loops (but not sprinkler distribution systems), if not previously installed and required by any governmental agency with applicable jurisdiction, for each of the floors of the Premises. Landlord shall have no obligation to commence such work until Tenant has delivered to Landlord the Letter of Credit required herein.

        18.04 Landlord Services. Landlord will provide management oversight services for the Tenant Improvements, up to a maximum of eighty (80) hours. Any management oversight time in excess of eighty (80) hours will be deducted from the Tenant Improvement Allowance at the rate of Seventy Five Dollars ($75.00) per hour. In addition, space planning and architectural services provided by Landlord or its contractors shall be deducted from the Tenant Improvement Allowance.

19.     STOCK INVESTMENT

        19.01 Tenant may elect to buy down or reduce the Base Rent by an amount up to $0.25 per square foot of the Premises (which amount shall be increased by 3.5% following each anniversary of the Commencement Date) by granting Landlord secondary stock offering rights in Tenant, on terms mutually agreed to in writing by Landlord and Tenant (the "Stock Investment"). The parties acknowledge that the terms and form of agreement with respect to the Stock Investment must be approved by the Boards of Directors of each party.

20.     RIGHT OF FIRST OFFER

        20.01 Right of First Offer. Throughout the Term of this Lease, Tenant shall have a right of first offer to lease any adjacent space in the mid-rise elevator bank of the Building on floors eleven (11), sixteen (16), seventeen
(17) and eighteen (18) as it becomes available (the "Expansion Space"), subject to those rights held by other tenants or subtenants of the Building as of the date of this Lease and identified on Schedule 2 attached hereto, on the terms hereinafter provided.

        20.02 Terms of Right of First Offer. Upon Landlord's determination that the Expansion Space is available to lease, prior to offering such Expansion Space for lease (except as may otherwise be required pursuant to rights held by other tenants or subtenants of the Building as of the date of this Lease and identified on Schedule 2 attached hereto), Landlord shall deliver written notice to Tenant, setting forth the specifications of the Expansion Space. Tenant shall then have a period of ten (10) business days from receipt of such written notice to exercise its rights to such Expansion Space upon the terms of this Section
20. If Tenant shall fail to exercise such option within such ten (10) day time period, then, subject to Section 20.03 below, Landlord shall be free to lease the Expansion Space in question to other third party tenants. The rent for the Expansion Space contained in such offer shall be at the then current prevailing market rates for similar size class A space in the downtown Oakland area, provided, however, in no event shall rent be less than the Rent payable under this Lease, the Base Year shall be the first year of the term for such Expansion Space and the term for such Expansion Space shall be coterminous with the Term of this Lease, including Extension Periods, for up to two (2) additional floors. If Tenant elects to exercise its rights to lease the Expansion Space, Landlord shall deliver to Tenant a lease amendment incorporating the terms of such tenancy, executed by Landlord. Within ten (10) days thereafter, Tenant shall accept such offer.

        20.03 Survival of Expansion Option. Notwithstanding anything herein to the contrary, so long as Tenant is not then in default hereunder, in no event shall Tenant's failure to exercise Tenant's rights to any Expansion Space hereunder terminate: (i) Tenant's right to any other Expansion Space which might become available during the Term of the Lease, (ii) Tenant's right to the Expansion Space specified in Landlord's previous notice should it become available for lease again during the Term of this Lease, or (iii) Tenant's right to the Expansion Space specified in Landlord's previous notice should it not be leased within one hundred eighty (180) days after the date Tenant failed to exercise its options hereunder.

21.     GENERAL PROVISIONS

        21.01 Binding Effect. This Lease and the covenants and conditions herein contained shall be binding upon and shall inure to the benefit of and shall apply to the successors and assigns of Landlord and to the permitted successors and assigns of Tenant.

        21.02 Notices. All notices, demands, or other writings to be given, made, or sent hereunder, or which may be so given or made or sent by any party to the other, shall be deemed to have been fully given, made, or sent when made in writing and deposited in the United States Mail, postage prepaid, and addressed to the respective parties as specified below. The address to


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

which any notice, demand or other writing may be given, made or sent to any party may be changed upon written notice given by such party reasonably in advance as above provided.





To Landlord:                         with a copy to:
Kaiser Center, Inc.                  Kaiser Aluminum & Chemical Corporation
300 Lakeside Drive, Suite 130        General Counsel
Oakland, California  94612           5847 San Felipe, Suite 2600
                                     Houston, Texas  77057
To Tenant:
                                     Prior to the Commencement Date:
Versata, Inc.
                                     2101 Webster Street, Suite 800
                                     Oakland, California  94612
                                     Attention:  Chief Financial Officer
                                     Attention:  Mr. Cliff Rogers, Senior
                                                        Facilities Manager

                                     After the Commencement Date:

                                     The Premises

                                     with a copy to:

                                     Brobeck, Phleger & Harrison LLP
                                     One Market
                                     Spear Street Tower
                                     San Francisco, California  94105
                                     Attention:  Douglas G. Van Gessel

        21.03 The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

        21.04 Time. Time is hereby expressly declared to be of the essence of each and every covenant, term, condition and provision of this Lease which relates to a date or period of time, except delivery of the Premises.

        21.05 Remedies. The remedies in this Lease given to Landlord shall be cumulative and are given without impairing any other rights or remedies given Landlord by any statute or law now existing or hereinafter enacted. The exercise of any one remedy by Landlord shall not exclude the exercise of any other remedy.

        21.06 Interpretation. The language in all parts of this Lease shall in all respects be construed as a whole according to its fair meaning, and not strictly for or against Landlord or Tenant. The section headings in this Lease are for convenience only and are not to be construed as a part of this Lease or in any way limiting or amplifying the provisions of this Lease.

        21.07 Severability. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

        21.08 Holdover. If, with the express or implied consent of Landlord, Tenant holds possession of the Premises after the expiration of the term of this Lease, then such possession by Tenant shall be construed as a tenancy from month to month, upon the terms herein specified but at a monthly rental equivalent to one hundred sixty percent (160%) of the Base Rent payable by Tenant at the expiration of the term of this Lease, payable in advance on or before the first day of each month. Any such tenancy from month to month shall continue until terminated by the Landlord or Tenant by the giving of at least thirty (30) days' prior written notice of such termination to the other party. Tenant shall be liable for all damages, consequential as well as direct, caused by such holding over.

        21.09 Master Landlord Consent. If this Lease has a term (including any optional renewal periods) of five (5) years or more and an annual base rent equal to or in excess of TWENTY-FIVE THOUSAND DOLLARS ($25,000), this Lease may not be amended, modified or terminated (except in accordance with its terms) without the prior written consent of the landlord under the Master Lease referred to on page 1 of this Lease and the Mortgage Lender (as defined in such Master Lease), and any such attempted amendment, modification or termination (except in accordance with its terms) without such consent shall be null and void, nor shall Tenant prepay or Landlord accept the payment of rent for more than sixty (60) days in advance of its due date.

        21.10 Attorneys' Fees. In any action or proceeding which Landlord or Tenant brings to enforce its respective rights hereunder or to enforce any judgment granted in connection therewith, the unsuccessful party shall pay all costs incurred by the prevailing party (whether or not the action or proceeding is pursued to judgment), including reasonable attorneys' fees.

        21.11 Waivers. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and any claim of injury or damage, or both. In the event Landlord commences any proceedings for nonpayment of rent,

Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. This shall not, however, be construed as a waiver of the Tenant's right to assert such claims in any separate action or actions brought by the Tenant.

        21.12 Landlord Management. The liability of Management (which, for the purposes of this Lease, shall include Landlord and the owner of the Building if other than Landlord) to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Management and its present or future partners in the Building and Tenant agrees to look solely to Management or Management's present or future partners' interest in the Building, for the recovery of any judgment from Management, it being intended that Management shall not be personally liable for any judgment or deficiency.

        21.13 Integration. This Lease contains all the terms, covenants, conditions and agreements between Landlord and Tenant relating in any manner to the rental, use and occupancy of the Premises. No prior or other agreement or understanding pertaining to the same shall be valid or of any force and effect; and the terms, covenants and conditions of this Lease cannot be altered, changed, modified or added to, except in writing signed by Landlord and Tenant. No representation, inducements, understanding or anything of any nature whatsoever, made, stated or represented by Landlord or anyone acting for on Landlord's behalf, either orally or in writing, have induced Tenant to enter this Lease, and Tenant acknowledges, represents and warrants that Tenant has entered into this Lease under and by virtue of Tenant's own independent investigation.

        21.14 Parking. During the Term, Tenant shall have the right to enter into month-to-month parking space contracts with Landlord for up to one Hundred
(100) parking spaces in the Building garage ("Base Parking Spaces"), on a reserved or unreserved basis, at Landlord's applicable monthly parking rates in effect from time to time. Fifty (50) additional parking spaces ("Additional Parking Spaces"), if available, shall be made available to Tenant to contract for at applicable monthly parking rates in effect from time to time on the following terms. If Tenant fails to contract for any of the Additional Parking Spaces, or has contracted for but not used any of the Additional Parking Spaces for two (2) consecutive months, then Landlord may notify Tenant thereof after January 1, 2002. In the event that within the next thirty (30) days Tenant fails to use or contract for such Additional Parking Spaces, then Tenant's rights to contract for or use such Additional Parking Spaces shall terminate. Tenant may thereafter elect to terminate the Additional Parking Spaces by providing written notice to Landlord, at least thirty (30) days prior to the date of such termination, which termination date must occur upon a month end. Tenant shall have the right to utilize the parking spaces contracted for hereunder upon terms and conditions as favorable as terms and conditions from time to time enjoyed by the general public. To the extent Tenant contracts for such spaces, Tenant shall be billed monthly, in advance, for parking at the monthly rates in effect from time to time for the Base Parking Spaces and Additional Parking Spaces, as applicable, and such amounts shall constitute Additional Rent under this Lease. Notwithstanding anything herein to the contrary, the option to lease parking spaces herein granted to Tenant may be terminated by Landlord with respect to any or all of the parking spaces upon the material failure of Tenant or any person to whom Tenant has assigned any of the parking spaces to comply with any reasonable rule or regulation for the operation of the parking facilities or upon the material failure of Tenant or any person to whom Tenant has assigned any parking space to perform the obligations under any applicable parking agreement. Tenant shall designate from time to time as requested by Landlord the names of persons to whom Tenant has assigned the parking spaces. If any person to whom Tenant has assigned a parking space violates any reasonable rule for the operation of the parking facilities, Landlord may bar such person from future use of the parking facilities after reasonable notice.

        21.15 Estoppel Certificate. This Lease shall at the option of Landlord be subject to and subordinate to the lien of any and all mortgages or deeds of trust now or that may at any time hereafter be placed on the Building, the land on which it is located, or the leasehold estate therein, and to any agreements at anytime modifying or supplementing such mortgages or deeds of trust. Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a certificate substantially in the form attached hereto as Exhibit E and made a part hereof, indicating thereon any exceptions thereto which may exist at that time. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included in Exhibit E are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein. Landlord shall have the right to substitute for the attached Exhibit E a certificate in form required by Landlord's mortgagee or provider of financing or purchaser. Landlord may charge Tenant the amount of One Hundred Dollars ($100.00) per day for each day that Tenant fails to provide such certificate after the ten (10) day period described herein. Alternatively, Landlord may by written notice to Tenant after the expiration of such ten (10) day period, declare Tenant in default of this Lease.

        21.16  Commissions.

               a. Commission Payment. Upon execution of this Lease, Landlord shall pay AEGIS Realty Partners (Broker #2) a commission pursuant to a separate agreement between such parties, and the parties are informed that Broker #2 shall thereupon pay C.B. Richard Ellis, Inc. (Broker #1) a commission equal to $4.00 per square foot. Landlord and Tenant acknowledge that C.B. Richard Ellis, Inc. (Broker #1) is the exclusive real estate broker for Tenant and that AEGIS Realty Partners (Broker #2) is the exclusive real estate broker for Landlord. (Broker #1 and Broker #2 are collectively referred to herein "Broker"). Landlord and Tenant agree that all commissions due to Broker in connection with this Lease shall be paid pursuant to separate agreements.

               b. Warranties. Landlord hereby represents and warrants to Tenant and Tenant hereby represents and warrants to Landlord that no real estate broker or finder other than Broker #1, in the case of Tenant, and Broker #2, in the case of Landlord, has been engaged in connection with the transaction contemplated by this Agreement and that no real estate broker's commissions or finder's fees except the commissions referenced in the section above are payable in connection herewith. Landlord and Tenant agree that the foregoing warranties shall inure to the benefit of the successors and assigns of Landlord and Tenant. Landlord and Tenant further agree to give testimony in accordance with these warranties in case any action or proceeding shall be instituted by any purported broker or finder, licensed or otherwise, in connection with this transaction.

               c. Indemnifications. Any party breaching the foregoing warranties agrees to indemnify and hold the other parties harmless from any claim, suit, damage, cause of action, cost or expense, including attorneys' fees, incurred as a result thereof.

        NOW THEREFORE, the parties have executed this Lease as of the day and year first above written.

LANDLORD:

KAISER ALUMINUM & CHEMICAL CORPORATION
By KAISER CENTER, INC., Its Agent


--------------------------------------
By:     Robert B. Burke
Its:    Vice President

TENANT:
VERSATA, INC.

--------------------------------------
By:     Kevin B. Ferrell
Its:    Chief Financial Officer

ATTACHMENTS:

Exhibit A - Description of Premises
Exhibit B - Work Letter
Exhibit C - Letter of Credit
Exhibit D - Rules and Regulations
Exhibit E - Tenant Estoppel Certificate

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES

                                    EXHIBIT B

                                   WORK LETTER

        This Agreement ("Work Letter") is entered into as of April 10, 2000. This is the Work Letter referenced in Section 2 of the lease between KAISER CENTER, INC., as agent for KAISER ALUMINUM & CHEMICAL CORPORATION ("Landlord") and VERSATA INC. ("Tenant") dated as of April 10, 2000 (the "Lease").

         1. Tenant's Work. Tenant desires to make certain tenant improvements to the Premises, referred to herein as "Tenant's Work."

        2. Plan Preparation, Review and Approval. Plans for any proposed improvements to the Premises shall be submitted, reviewed and approved by Landlord, whose consent shall not be unreasonably withheld or delayed. After the final plans are approved by Landlord, any further changes or change orders during construction ("Minor Changes") shall be submitted by Tenant to Landlord for review with appropriate plans to describe the nature of the change. Landlord will review any Minor Changes and provide Tenant with any requested changes within five (5) days after receipt by Landlord. The final plans, together with any Minor Changes that have been approved by Landlord, are referred to herein as the "Approved Plans."

        3. Construction of Tenant's Work. Tenant will diligently construct and install the Tenant's Work in a good and proper manner, free from defects in design, materials, and workmanship, and in strict compliance with the Approved Plans. No material deviations from or material changes to the Approved Plans will be made except with the written consent of Landlord. All electrical and mechanical work shall be performed by Red Top Electric and Linford Services. All contractor(s) employed by Tenant and any subcontractors shall be duly licensed in California and shall be subject to Landlord's prior written approval.

        4. Close-Out Documentation. Upon the completion of Tenant's Work, Tenant shall furnish to Landlord the following documentation ("Close-Out Documentation"): (1) complete as-built drawings of Tenant's Work from all trades, in the form of one set of reproducible drawings, one set of prints, and an electronic version on floppy discs in AutoCAD R13 format; (2) air balancing reports on the HVAC system; (3) copies of all permits issued in connection with Tenant's Work and copies of all finalized permit inspection cards; (4) copies of any required certificate of occupancy from the City of Oakland for the Building Premises; (5) an Unconditional Waiver And Release Upon Final Payment in accordance with California Civil Code Section 3262, executed by each and every contractor, subcontractor and materialman concerned with Tenant's Work, including but not limited to each entity or person who has served a Preliminary 20-day Notice in connection with Tenant's Work; (6) releases for any and all mechanics' liens filed by contractors, subcontractors and materialmen concerned with Tenant's Work; (7) appropriate documentation of the actual amounts paid or incurred by Tenant for the completion of Tenant's Work for which Tenant is seeking reimbursement from Landlord, including invoices submitted by the contractors performing Tenant's Work; and
(8) such other customary project close-out documentation as Landlord may reasonably require.

        5. Tenant Improvement Allowance. The Tenant Improvement Allowance will be provided and may be applied in accordance with Section 18 of the Lease during the course of construction of the tenant improvements, provided that Tenant complies with the payment procedures of Section 6 below. Other than as specifically provided in the Lease, no disbursements from the Tenant Improvement Allowance will be made to reimburse Tenant for anything other than the actual cost to Tenant of work performed by a licensed contractor, licensed subcontractor, or third party supplier of equipment or materials, furnishing work, equipment or materials for fixed improvements to the Premises. Because Tenant is not a licensed contractor and Tenant is required to employ only licensed contractors for the performance of Tenant's Work, no disbursements from the Tenant Improvement Allowance will be made on account of work by Tenant's own employees (other than as specifically provided in Section 18.2 of the Lease), nor for Tenant's administrative costs, supervision costs, overhead or markup.

        6. Payment Procedures. Except as otherwise provided herein, the Tenant Improvement Allowance will be paid directly by Landlord to Tenant (less a 10% retention fee as provided below) within seven (7) days after Landlord's receipt of (1) an Unconditional Waiver and Release Upon Final Payment in accordance with California Civil Code Section 3262, executed by each and every contractor, subcontractor and materialman, including but not limited to each entity or person who has served a Preliminary 20-day Notice in connection with Tenant's Work, and (2) releases for any and all mechanic's liens filed in connection with Tenant's Work. Landlord shall withhold 10% of each payment request (the aggregate amount of such retention fees shall be defined herein as the "Final Retention Payment") submitted by Tenant in connection with the Tenant's Work until all Close-Out Documentation is received pursuant to Section 4 of this Work Letter. Following Landlord's receipt of all Close-Out Documentation, Landlord shall deliver a check to Tenant equal to the amount of the Final Retention Payment. To the extent the total cost of Tenant's Work exceeds the Tenant Improvement Allowance, Tenant shall be responsible for all costs over and above the Tenant Improvement Allowance needed to complete Tenant's Work in full compliance with the Approved Plans, this Work Letter, and the conditions of all permits, licenses, and approvals applicable to Tenant's Work. Notwithstanding anything to the contrary herein, if Landlord shall act as agent for Tenant in preparing the Tenant's Work, Landlord shall pay the Tenant Improvement Allowance to the applicable contractor in draw requests, subject to the need for the documentation described above. Once that Tenant Improvement Allowance has been paid in its entirety, Tenant shall pay the remaining cost of the Tenant's Work to such contractor.

        7. Indemnification for Tenant's Work. In addition to any indemnities provided for in the Lease, Tenant shall indemnify, defend and hold harmless Landlord, its officers, agents, employees, contractors, invitees, and licensees from and against any and all claims, actions, damages, liabilities and expenses (including reasonable attorneys' fees) ("Claims") arising out of or in connection with the construction of Tenant's Work. This indemnity includes, but is not limited to, Claims arising out of or in connection with the construction of Tenant's Work based on personal injuries, property damage or the failure of Tenant or any of its agents, contractors or subcontractors to pay for construction work. This indemnity shall apply according to its terms to Claims whether caused in whole or in part by the negligence of Landlord, its officers, agents, contractors, invitees and employees, but shall not apply to the extent such Claims result from the gross negligence or willful misconduct of Landlord, its officers, agents, contractors, invitees and employees.

        8. Contractors' Insurance. Tenant will furnish Landlord with certificates evidencing (a) Worker's Compensation, (b) public liability and property damage insurance in the amount of Five Million Dollars ($5,000,000), in forms and with companies reasonably satisfactory to Landlord, for all contractors employed by Tenant for Tenant's Work.

        9. Agency and Contractual Privity. Tenant is not authorized to act as the agent of Landlord for any purpose, and Tenant hereby covenants that Tenant will not represent itself or hold itself out to any third party as the agent of Landlord with respect to the construction of improvements at the Building Premises or otherwise. Tenant shall notify all contractors employed for Tenant's Work that such contractors are employed by Tenant alone and are not employed by or in contract with Landlord, and shall require such contractors to provide the same notice to all subcontractors, materialmen and employees acting under them.

        10. Notice of Nonresponsibility. Tenant will provide Landlord with at least five (5) days' prior written notice of the date Tenant will commence any Tenant's Work, for the purpose of allowing Landlord to post at the Building Premises and to record at the county recorder's office a notice of nonresponsibility for mechanics' liens in accordance with California Civil Code `3094 and `3129.

        11. Safety and Clean-Up. At all times during the performance of Tenant's Work, Tenant shall maintain the area in and about the Building and the Premises in a clean, safe and orderly condition. Tenant shall comply fully with all laws, orders, citations, rules, regulations, standards and statutes affecting or relating to occupational health and safety, the handling and storage of hazardous materials, accident prevention, safety equipment and practices including but not limited to any safety rules and regulations of Landlord that are generally applicable to the Building. Tenant shall conduct inspections to determine that safe working conditions and equipment exist and accepts sole responsibility for providing a safe place to work for its contractors, subcontractors and employees during the performance of Tenant's Work. Upon completion of Tenant's Work, Tenant shall remove from the work site all hazardous materials, temporary structures, debris and waste incident to Tenant's Work.

        12. Compliance with Laws. Tenant's Work shall be designed and constructed in full compliance with all local, state and federal laws, rules, codes, ordinances and regulations. Tenant shall obtain all necessary permits and licenses for Tenant's Work, and shall pay all manufacturers' taxes, sales taxes, use taxes and processing taxes which arise from Tenant's Work. Tenant's Work shall include the design and construction of modifications to the Building outside the Premises necessary for applicable code compliance, to the extent required by governmental agencies as a condition of any permits or governmental approvals for Tenant's Work within the Premises.

        13. Risk of Loss. All work, materials, installations, and decorations of any nature brought on or installed in the Premises as part of Tenant's Work will be at Tenant's risk of loss. Neither Landlord nor any party acting on Landlord's behalf will be responsible for any damage, loss or destruction to same except to the extent such loss is due to Landlord's gross negligence or willful misconduct.

        14. Contractor Rules. All contractors and subcontractors performing Tenant's Work shall comply with the Kaiser Center Contractor Rules presently in effect for the Building, together with any reasonable future amendments thereto that are enforced by Landlord in a nondiscriminatory manner for all tenant construction work. A copy of the Kaiser Center Contractor Rules presently in effect is attached to this Work Letter.

        15. Post-Acceptance Correction. Within thirty (30) days after Tenant takes possession of the Premises, Tenant may notify Landlord in writing of details of construction and other adjustments and items of the type commonly found on an architect's punch list, necessary to complete the Tenant Improvements in accordance with the final Approved Plans, excluding those which should reasonably have been detectable by visual inspection prior to deliver of the Premises ("Post-Acceptance Correction Items"). Landlord shall diligently pursue correction of all Post Acceptance Correction Items as soon as reasonably practicable after Landlord receives Tenant's notice thereof. Following Landlord's cure of the Post-Acceptance Correction Items, Tenant shall execute and deliver a Certificate of Final Completion. Nothing in this Section 15 shall be construed to constitute a Force Majeure Event or Landlord Delay or shall in any way affect the Commencement Date in the Lease.

        16. Force Majeure Event. If Landlord is rendered unable, financial inability excepted, wholly or in part, by a "Force Majeure Event," as defined below, to deliver possession of the Premises by the date contemplated in the Lease, upon giving timely notice and reasonably full particulars to Tenant such obligations shall be suspended during the continuance of the Force Majeure Event. The term "Force Majeure Event" shall include, without limitation, acts of God and the public enemy, insurrections, the elements, epidemics, fire, accidents, breakdowns, riots, strikes, differences with workmen, Year 2000 issues, and any other industrial, civil or public disturbance, inability to obtain materials, supplies, energy, permits or labor, any act or omission by parties not controlled by Landlord after exercising due diligence, and any restrictions or restraints imposed by laws, orders, rules, regulations or acts of any government or governmental body or authority, civil or military.

        17. Landlord's Delay. Except as expressly provided herein, the term "Landlord's Delay" means any failure by Landlord to deliver possession of the Premises by the required date other than due to (i) Tenant's Delay, or (ii) a Force Majeure Event, or any combination of (i) and (ii) above.

        18. Tenant's Delay. Except as expressly provided herein, the term "Tenant's Delay" means any failure by Tenant to take possession of the Premises by the required date other than due to (i) Landlord's Delay, or (ii) a Force Majeure Event, or any combination of (i) and (ii) above.

        19. Landlord as Tenant's Agent. At Tenant's option, Tenant may elect to appoint Landlord as Tenant's agent to enter into agreements with contractors necessary to perform and complete Tenant's Work (the "Contractor Agreements"). The parties acknowledge this is an accommodation by Landlord to facilitate construction and completion of Tenant's Work. Tenant acknowledges and agrees that if Landlord acts as Tenant's agent, Tenant shall be solely responsible for all obligations of Tenant and Landlord under the Contractor Agreements, and Landlord shall have no liability under the Contractor Agreements. Each Contractor Agreement shall expressly provide that Landlord is acting only as agent of Tenant and that the contractor agrees not to assert Claims against Landlord. The indemnity provisions of Section 7 of this Work Letter expressly apply to all Claims in connection with the Contractor Agreements, and Tenant acknowledges and agrees that nothing herein shall reduce or eliminate Tenant's obligations under the Lease and this Work Letter.

        IN WITNESS WHEREOF, the parties have executed this Work Letter as of the date first above written.

LANDLORD:                                     TENANT:

Kaiser Aluminum & Chemical Corporation        VERSATA, INC.
By:  Kaiser Center, Inc., Its Agent


------------------------------------          ----------------------------------
By:  Robert B. Burke                          By:  Kevin B. Ferrell
Its:  Vice President                          Its:  Chief Financial Officer

                                    EXHIBIT C

                                LETTER OF CREDIT

                               [Bank's letterhead]

Date:  _____________________

Beneficiary:   Kaiser Center, Inc., As agent for
               Kaiser Aluminum & Chemical Corporation
               300 Lakeside Drive, Suite 130
               Oakland, California  94612

Applicant:     [Insert Tenant's info]

Amount: ____________________ Dollars in United States currency ($_______ USD)

Expiration:    ______________________, 20__

To Beneficiary:

        We hereby establish in your favor our irrevocable standby letter of credit number ______, partial and multiple draws on which are permitted upon presentation of the following at the office of the undersigned:

               (1) original of this letter of credit;

               (2) your drafts at sight drawn on ________________ [bank]; and

               (3) your signed certification that Tenant is in default under that certain lease agreement dated ______________ for space at 300 Lakeside Drive, Oakland, California, and/or that you have received written notice that this Letter of Credit will not be renewed and Tenant has failed to deliver a replacement letter of credit.

        This Letter of Credit shall expire on _______________, but such expiration date shall be automatically extended without amendment for a period of one (1) year and on each successive expiration date, unless, at least sixty
(60) days before any expiration date, we notify you by registered mail or overnight courier service at the above address (or such other address as may be designated by you), that this Letter of Credit will not be extended beyond the expiration date of the Lease.

        We hereby agree with you that the draft(s) drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation.

        This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500 (UCP 500), is otherwise governed by the law of the State of California.

--------------------------------                --------------------------------

Authorized Signature                        Authorized Signature

                                    EXHIBIT D

                  RULES AND REGULATIONS OF THE KAISER BUILDING

     Tenants, their agents, employees or patrons, shall not loiter in or in any way obstruct the driveways, sidewalks, entrances, lobbies, corridors, stairways, escalators and elevators of Kaiser Center, and shall use the same only as a means of passage to and from their respective leased premises.

        Tenants, their agents, employees or patrons, shall not make or permit any improper noises or improper or noxious odors in the Kaiser Building, or interfere in any way with other Tenants or those having business with such other Tenants.

        Tenants, their agents, employees or patrons, shall not use any part of the Kaiser Building for lodging or sleeping purposes, and cooking and eating of meals is prohibited except in those parts of the Kaiser Building specifically designated by Lessor for those functions.

        If Tenant plans to have a gathering in the premises such as an open house, holiday celebration, etc., Tenant must notify Kaiser Center, Inc. leasing office at least one week prior to the event in order to confirm that such usage is in conformance with its lease and to make proper arrangements for security, heat and air-conditioning, parking and janitorial services. If alcoholic beverages are to be served during the gathering, the caterer must have a proper permit to dispense such beverages and Tenant's insurance must adequately cover such event. If dignitaries or political figures are invited, tenant must notify Kaiser Center, Inc.'s leasing/security office accordingly.

        No trade, occupation, game or business shall be conducted in the Kaiser Building which shall be unlawful or of a so-called "get-rich-quick" character, nor shall the leased premises be used for gambling of any nature or for any immoral purpose whatsoever.

        Tenants, their agents and employees, shall not throw substances of any kind out of the doors or down the passages of the Kaiser Building, or bring into the Kaiser Building or keep therein any animal or animals, except guide dogs.

        Automobiles, trucks, motorcycles, scooters, bicycles, or other vehicles may be brought into the Kaiser Center Garage and Parking Lots only in those areas specifically designated for the driving and parking of such vehicles, where the operators thereof shall comply with all traffic regulations in effect.

        Windows, glass doors and store fronts shall not be covered or obstructed. Curtains and drapes, other than those provided by Lessor, may be used only upon specific approval of Lessor.

        No sign, advertisement, or notice shall be inscribed, painted or fixed on to any part of the outside or inside of any portions of the Kaiser Building, except as is permitted by the Lease, unless it be of such color, size and style and in such place upon or within the premises, as may be designated by Lessor in writing.

        Toilets, urinals, lavatories and sinks shall not be used for any purposes other than those for which they were constructed, and no rubbish, newspapers or other substances of any kind shall be thrown into them. Waste and excessive or unusual use of water shall not be allowed.

        Tenants shall not in any way deface floors, ceilings, partitions, walls or other surfaces, except they may drive nails, screw or drill into, glue or otherwise adhere to any surface for the purpose of affixing articles of decoration and/or equipment customarily used in business offices within a first-class building.

        Under the carpeting of each floor there are two metal pans which are about six inches wide and four inches deep and run the length of the building. One of these contains electrical wiring and is not to be disturbed by the Tenant without the consent and under the direction of Lessor. The other is to accommodate telephone and other communication equipment which is to be provided and maintained by the Tenant at its expense. To gain access to this pan it is necessary to lift the carpeting and remove the pan lid. Lessor will provide this service to Tenant for a fee. In any event, it is the Tenant's responsibility to guard these pans when they are open and prevent injury or damage to persons or property and Lessor is to be held harmless by Tenant from any costs or liability resulting from the opening of these pans.

        The number, size, type and capacity of pieces of electrical equipment and lighting of any kind used by the Tenants are subject to approval by Lessor. Tenants receiving electrical power without additional charge as part of the Lease may be charged separately for power used by pieces of office and other electrical equipment, if warranted in the reasonable opinion of Lessor.

        All freight shall be moved into, within and out of the Kaiser Building according to such regulations as Lessor may reasonably prescribe. Lessor shall not be responsible for loss or damage to any such freight from any cause or causes whatsoever.

        Lessor shall prescribe the times and methods of moving any item of Tenant's property in or out of the Kaiser Building. Lessor shall not be responsible for any loss or damage to any such property from any cause whatsoever, except Lessor's sole gross negligence or Lessor's intentional tortuous acts, and all damage done to the Kaiser Building by moving or maintaining any Tenant's property shall be repaired to Lessor's full satisfaction at the sole expense of Tenant.

        Lessor may, at its sole discretion, limit the weight or size, or may prescribe the location of safes, file cabinets, machinery and other property brought into the Kaiser Building.

        Tenants shall not place any additional lock or locks on any door, hatchway or other opening unless written consent of Lessor shall have first been obtained. Initial keys shall be furnished by Lessor for the entrance to the suite and two (2) keys for each private office within the suite. Additional keys will be at the expense of Tenant. All keys shall be surrendered to Lessor upon expiration or other termination of this lease.

        At the end of each wing are located emergency exits. Fire codes require that these remain closed at all times excepting when they are used for ingress or egress. However, the stairways may be used for access to adjacent floors by multi-floor tenants as long as Tenant holds Lessor free from any liability from using these stairways.

        Tenants shall not employ any person or persons other than those provided or approved in advance by Lessor for the purpose of cleaning the premises without the consent of Lessor. Lessor shall be in nowise liable or responsible to any Tenant for any loss of property located in or upon the leased premises, however occurring, except as a result of Lessor's sole negligence or intentional tortuous acts.

        Tenants shall not employ any person or persons other than those provided or approved in advance by Lessor for the purpose of maintaining, repairing, revising, modifying or constructing within the leased premises without the consent of Lessor.

        Requirements of tenants will be attended to only upon application to Lessor's designated representatives. Lessor's employees shall not perform any work or do anything outside of their regular duties unless under special instructions from said representatives.

        Towels, laundry, florist service, bottled water and similar service shall be furnished to Tenants only by such persons as may be satisfactory to Lessor.

        Lessor shall have sole control of directories in the lobbies and other common areas of the Kaiser Building, and only such names as have been approved by Lessor will be placed thereon. Initial signage will be provided by Lessor at no cost to Tenant. Any additional names added or removed from existing directories will be at the expense of Tenant. Tenant shall request any addition/deletion of names in writing.

        At any time while the Kaiser Building is under security control, any person entering or leaving will be required to display a pass, sign a building register or otherwise satisfy the security watchman on duty as to his business therein. Anyone not satisfying the watchman as to his right to enter the Kaiser Building may be excluded by him.

        Lessor shall require written authorization from a Tenant before permitting anyone to remove Tenant's office equipment or other personal property from the Kaiser Building.

        I. Lessor reserves the right, but shall not be held obligated, to exclude or reject from the building any or all solicitors, canvassers or peddlers, and also any other class of persons and individuals who conduct themselves in such a manner as, in the opinion of Lessor, to be any annoyance to any of the Tenants of the Kaiser Building or to interfere with Lessor's operation thereof or to be otherwise undesirable.

        II. Lessor may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants of the Kaiser Building, but no such waiver by Lessor shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all of the Tenants of the Kaiser Building.

        III. Lessor reserves the right to make such other and further Rules and Regulations as in its judgement may from time to time be necessary for the safety and cleanliness of, and for the preservation of good order in the Kaiser Building.

         IV. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, conditions and covenants of the Lease.

         V. Tenant, its employees or patrons will obey any and all ordinances passed by the City of Oakland relating to smoking.

        VI. Tenant has been informed that the interior blinds on the building window walls are an integral part of the building heating, ventilation and air conditioning system. If Tenant fails to close the blinds, Lessor cannot guarantee the comfort level of the Premises.

        Any food operators or restaurants shall retain approved contractors to perform maintenance of grease traps, including installation of pump stations for chemical treatment; maintenance of all drain lines to ensure free flowing operations; and maintenance of all hoods and kitchen exhaust systems as required by applicable codes and regulations.

        Any food operators or restaurants shall engage Lessor's designated pest control company on an appropriate schedule to maintain the premises free from pests and vermin.

                                    EXHIBIT E

                           TENANT ESTOPPEL CERTIFICATE

[Date]

_____________________________
_____________________________
_____________________________
_____________________________

        Re:  ____________________________


Ladies and Gentlemen:

        The undersigned, as Tenant under that certain lease (the "Lease") dated as of ___________ 20__, made with _________________ as Landlord (the
"Landlord"), does hereby certify:

        That the copy of the Lease attached hereto as Exhibit A is a true and complete copy of the Lease, and there are no amendments, modifications or extensions of or to the Lease and the Lease is now in full force and effect.

        That its premises at the above location leased pursuant to the Lease have been completed in accordance with the terms of the Lease, that it has accepted possession of said premises, and that it now occupies the same.

        That it began paying rent on ______, 2000, and that, save only as may be required by the terms of the Lease, no rental has been paid in advance, nor has the undersigned deposited any sums with the Landlord as security, except for the letter of credit described therein.

        That, to Tenant's knowledge, there exist no defenses or offsets to enforcement of the Lease by the Landlord and, so far as is known to the undersigned, the Landlord is not, as of the date hereof, in default in the performance of the Lease, nor, to Tenant's knowledge, has the Landlord committed any breach thereof, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default or breach by the Landlord.

        The undersigned acknowledges that you are relying on the above representation of the undersigned in advancing funds to fund a mortgage loan covering the building in which the leased premises are located or in purchasing the building in which the leased premises are located and does hereby warrant and affirm to and for your benefit, and that of your successors and assigns, that each of the foregoing representations is true, correct and complete as of the date hereof.

[TENANT]


-----------------------------
By:
Its:

                       FIRST AMENDMENT TO LEASE AGREEMENT
                       BETWEEN KAISER ALUMINUM & CHEMICAL
                          CORPORATION AND VERSATA, INC.


        This First Amendment to Lease Agreement (the "First Amendment") dated and effective as of July ___, 2000 is an amendment to that certain Lease Agreement (the "Lease") by and between Kaiser Aluminum & Chemical Corporation, through its agent, KAISER CENTER, INC., a Delaware corporation ("Landlord"), and VERSATA, INC., a Delaware corporation ("Tenant"), dated April 10, 2000, governing the lease of office space in the tower located on the city block bounded by Webster, 20th, 21st, and Harrison Streets in Oakland, California, (the "Premises").

        For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

        1.     General

               a. All terms used in this Amendment shall have the meanings ascribed to them in the Lease unless otherwise indicated herein.

               b. The Lease shall be in full force and effect except as specifically provided herein.

        2.     Amendments

               The area comprising the Premises, as described in the second sentence of Section 1.01, is hereby reduced from 99,228 rentable square feet to 97,882 rentable square feet.

               a. Exhibit A, as referenced in the Lease, is hereby replaced by the revised Exhibit A attached hereto.

               a. Section 4.02 is hereby deleted in its entirety and replaced as follows:

               4.02 Amount. The amount of the First Letter of Credit shall be Four Million Eight Hundred Twenty Thousand Six Hundred Sixty Six and---50/100 Dollars ($4,820,688.50) and the amount of the Second Letter of Credit shall be Nine Hundred Fifty Four Thousand Three Hundred Forty Nine-50/100 Dollars ($954,349.50). The initial combined amount of the First Letter of Credit and Second Letter of Credit equals of Five Million Seven Hundred Seventy Five Thousand Thirty Eight and 00/100 Dollars ($5,775,038.00). If Tenant is not then in default under this Lease beyond any applicable notice and cure period, then upon each anniversary of the Commencement Date, the Letter of Credit shall be reduced by the annual amortized amount of brokerage commissions and Tenant Improvement Allowance assuming amortization on a straight line basis over the Term, which amount the Landlord and Tenant acknowledge is approximately Two Hundred Forty Four Thousand Seven Hundred Five and---00/100 Dollars ($244,705.00) per annum (the Commissions/TI Reduction"). At any time during the Term, provided Tenant is not then in default under this Lease beyond any applicable notice and cure

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period, if Tenant demonstrates to Landlord's reasonable satisfaction that its ratio of current assets (as shown on audited financial statements certified by accountants acceptable to Landlord in its reasonable discretion), to its total liability hereunder, equals or exceeds 3:1, then the face amount of the Letter of Credit may in addition be reduced by the equivalent of six (6) months of Base Rent, which for the purposes of this Section 4.02 the parties agree is One Million Nine Hundred Eight Thousand Six Hundred Ninety Nine Dollars ($1,908,699.00) (the "Asset/Liability Reduction"). In addition, after the twenty fourth (24th) month following the Commencement Date, provided the Tenant is not then in default beyond any applicable notice and cure period, if Tenant demonstrates to Landlord's reasonable satisfaction that its annual net profits for its prior fiscal year (as shown on audited financial statements certified by accountants acceptable to Landlord in its reasonable discretion) equal three (3) years of Base Rent, which for the purposes of this Section 4.02 the parties agree is Eleven Million Four Hundred Fifty Two Thousand One Hundred Ninety Four Dollars ($11,452,194.00), then the face amount of the Letter of Credit may in addition be reduced by the equivalent of three (3) months of Base Rent, which for the purposes of this Section 4.02 the parties agree is Nine Hundred Fifty Four Thousand Three Hundred Forty Nine-50/100 Dollars ($954,349.50) (the "Profits/Base Rent Reduction"). If the Term of this Lease is extended for any Extended Term, then, provided that Tenant is not then in default under the terms of this Lease beyond any applicable notice and cure period, the amount of the Letter of Credit (or, at Tenant's election, cash security deposit) shall be negotiated by Landlord and Tenant.

               a. The third sentence in Section 5.01 of the Lease is hereby deleted in its entirety and replaced as follows:

               "Tenant's Share" shall mean the percentage that the total rentable square footage in the Premises is of the total rentable square footage in the Building, which percentage the parties agree equals thirteen and three hundred thirty five one thousandths percent (13.335%).

        All other provisions of the Lease not specifically amended by the terms of this First Amendment remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first written above.

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LANDLORD:                                      TENANT:

KAISER ALUMINUM &                              VERSATA, INC.
CHEMICAL CORPORATION
By KAISER CENTER, INC., Its Agent

---------------------------------------        --------------------------------
                                               By:     Kevin B. Ferrell
By:     Robert B. Burke                        Its:    Chief Financial Officer
Its:    Vice President